Filed Pursuant to Rule 424(b)(5)
Registration No. 333-258321

PROSPECTUS SUPPLEMENT
(to Prospectus dated August 5, 2021)

22,665,000 Shares of Common Stock
Pre-Funded Warrants to Purchase 12,835,000 Shares of Common Stock
Warrants to Purchase 71,000,000 Shares of Common Stock

We are offering 22,665,000 shares of our common stock, par value $0.0001 per share, and accompanying common warrants to purchase 45,330,000 shares of our common stock (the Common Warrants) pursuant to this prospectus supplement and the accompanying prospectus. The public offering price for each share of common stock and accompanying Common Warrants to purchase two shares of common stock is $0.75 per share and accompanying Common Warrants. The Common Warrants have an exercise price of $0.75 per share, are exercisable immediately and will expire five years from the date of issuance. We are also offering the shares of our common stock that are issuable from time to time upon exercise of the Common Warrants.

We are also offering, for certain investors that so choose, pre-funded warrants (the Pre-Funded Warrants) to purchase an aggregate of 12,835,000 shares of common stock (and the shares of common stock issuable from time to time upon exercise of the Pre-Funded Warrants), in lieu of shares of common stock, and accompanying Common Warrants to purchase 25,670,000 shares of our common stock. Each Pre-Funded Warrant will be exercisable for one share of common stock at an exercise price of $0.001 per share of common stock. The public offering price is $0.749 per Pre-Funded Warrant and accompanying Common Warrants to purchase two shares of common stock, which is equal to the public offering price per share of common stock and accompanying Common Warrants to purchase two shares of common stock, less $0.001. Each Pre-Funded Warrant will be exercisable upon issuance and will expire when exercised in full. The shares of common stock or Pre-Funded Warrants, as applicable, and the accompanying Common Warrants, can only be purchased together in this offering but will be issued separately and will be immediately separable upon issuance. There is no established public trading market for the Pre-Funded Warrants or the Common Warrants, and we do not expect a market to develop. We do not intend to apply for listing of the Pre-Funded Warrants or the Common Warrants on any securities exchange or nationally recognized trading system. Without an active trading market, the liquidity of the Pre-Funded Warrants and the Common Warrants will be limited.

Our common stock is currently listed on The Nasdaq Capital Market, under the symbol “EVFM.” On May 19, 2022, the last reported sale price of our common stock reported on The Nasdaq Capital Market was $1.10 per share.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page S-11 of this prospectus supplement, and under similar headings in the documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission (the SEC) nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus supplement and the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Share and Accompanying Common Warrants	Per Pre-Funded Warrant and Accompanying Common Warrants	Total
Combined public offering price	$0.75	$0.749	$26,612,165.00
Underwriting discounts and commissions(1)	$0.04875	$0.048685	$1,729,790.73
Proceeds, before expenses, to us	$0.70125	$0.700315	$24,882,374.27

(1) See “Underwriting” for a full description of compensation payable to the underwriters in connection with this offering.

We expect that delivery of the securities being offered pursuant to this prospectus supplement and the accompanying prospectus will be made on or about May 24, 2022, subject to the satisfaction of certain customary closing conditions.

Sole Book-Running Manager

Piper Sandler

The date of this prospectus supplement is May 20, 2022.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is part of a “shelf” registration statement on Form S-3 (File No. 333-258321) that we filed with the SEC on July 30, 2021 and was declared effective on August 5, 2021 and is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of our common stock, the Pre-Funded Warrants and the Common Warrants, and it also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus dated August 5, 2021, including the documents incorporated by reference therein, provides more general information, some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both parts of this document combined.
Before you invest, you should carefully read this prospectus supplement, the accompanying prospectus, all information incorporated by reference herein and therein, and the additional information described under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” These documents contain information you should consider when making your investment decision. To the extent that any statement that we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or in any documents incorporated by reference, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus or such documents incorporated by reference, as applicable; however, if any statement in one of these documents is inconsistent with a statement in another document having a later date and that is incorporated by reference herein, the statement in the document having the later date modifies or supersedes the earlier statement.
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to the registration statement to which the accompanying prospectus forms a part or to any document that is incorporated by reference in this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and any free writing prospectus we provide you. We and the underwriter have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and any free writing prospectus we provide you is accurate only as of the date on those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, including the documents incorporated by reference herein, when making your investment decision. You should also read and consider the information in the documents we have referred you to in the sections of this prospectus supplement and the accompanying prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” The distribution of this prospectus supplement and the accompanying prospectus and the offering of the securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
Unless otherwise indicated, information contained in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein or therein concerning our industry and the markets in which we operate, including our general expectations and market position, market opportunity and market share, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors” in this prospectus supplement, and the accompanying prospectus, in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as filed with the SEC on March 10, 2022 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, as filed with the SEC on May 10, 2022, which are incorporated by reference into this prospectus supplement. These and other important factors could cause our future performance to differ materially from our assumptions and estimates. See “Special Note Regarding Forward-Looking Statements.”
Evofem’s name and logo are either registered trademarks or trademarks of Evofem Biosciences, Inc. in the United States and/or other countries. All other trademarks, service marks or other tradenames appearing in this prospectus supplement and the accompanying prospectus are the property of their respective owners. Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus supplement and the accompanying prospectus to the “Company,” “Evofem,” “EVFM,” “we,” “us,” “our” or similar references mean Evofem Biosciences, Inc., a Delaware corporation, and its wholly-owned subsidiaries, Evofem Biosciences Operations, Inc. and Evofem, Inc.
This prospectus supplement includes our trademarks, trade names and service marks, including “Phexxi®” which is protected under applicable intellectual property laws and are the property of Evofem Biosciences, Inc., or its subsidiaries. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus supplement may appear without the ®, ™ or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks, trade names and service marks. We do not intend our use or display of other parties’ trademarks, trade names or service marks to imply, and such use or display should not be construed to imply, a relationship with, or endorsement or sponsorship of us by, these other parties.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and the other documents we have filed with the SEC that are incorporated by reference herein contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, and such forward-looking statements involve risks and uncertainties. All statements, other than statements of historical facts, contained in this prospectus supplement, the accompanying prospectus, and the other document documents we have filed with the SEC that are incorporated by reference herein, including statements regarding our strategy, future operations, future financial position, projected costs, prospects, plans and objectives of management, are forward-looking statements. Words such as, but not limited to, “anticipate,” “aim,” “believe,” “contemplate,” “continue,” “could,” “design,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “suggest,” “strategy,” “target,” “will,” “would,” and similar expressions or phrases, or the negative of those expressions or phrases, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. The forward-looking statements included herein represent management’s current judgment and expectations, but our actual results, events and performance could differ materially from those in the forward-looking statements. These statements include, among other things, statements about:

•our ability to raise additional capital to fund our operations;
•our ability to achieve and sustain profitability;
•our estimates regarding our future performance, including without limitation, any estimates of potential future revenues;
•estimates regarding market size;
•estimates regarding health care providers’ (HCPs) recommendations of Phexxi® (lactic acid, citric acid, and potassium bitartrate) vaginal gel (Phexxi) to patients;
•the rate and degree of market acceptance of Phexxi;
•our ability to successfully commercialize Phexxi and continue to develop our sales and marketing capabilities;
•our estimates regarding the effectiveness of our marketing campaigns;
•our strategic plans for our business, including the commercialization of Phexxi;
•our estimates regarding expenses, revenues, financial performance and capital requirements, including the length of time our capital resources will sustain our operations;
•our ability to continue as a going concern;
•our ability to maintain the listing of shares of our common stock on The Nasdaq Capital Market;
•our ability to comply with the provisions and requirements of our debt arrangements;
•the impacts of the ongoing pandemic related to a novel strain of a virus named severe acute respiratory syndrome coronavirus 2 (SARS-CoV-2) (coronavirus), which causes coronavirus disease 2019 (COVID-19) including, without limitation, its impact on our business and the commercialization of Phexxi;
•general economic and political conditions, such as the effects of recessions, interest rates, local and national elections, fuel prices, international currency fluctuations, corruption, political instability and acts of war or military conflict, including repercussions of the recent military conflict between Russia and Ukraine, or terrorism on our business and the actions we may take in response thereto;
• the potential for changes to current regulatory mandates requiring health insurance plans to cover United States (U.S.) Food and Drug Administration (FDA)-cleared or -approved contraceptive products without cost sharing;
•our ability to obtain or maintain third-party payer coverage and adequate reimbursement, and our reliance on the willingness of patients to pay out-of-pocket for Phexxi absent full or partial third-party payer reimbursement;
•our ability to obtain the necessary regulatory approvals to market and commercialize Phexxi for prevention of urogenital transmission of Chlamydia trachomatis infection (chlamydia) and Neisseria gonorrhoeae infection (gonorrhea) in women, and any other product candidate we may seek to develop;
•the success, cost and timing of our clinical trials;
•our top-line or initial clinical trial data, which are subject to adjustment and revision;
•our ability to protect and defend our intellectual property position and our reliance on third party licensors;
•our ability to obtain additional patent protection for our product and product candidates;
•our dependence on third parties in the conduct of our clinical trials and for the manufacture of Phexxi and our product candidates;
•our ability to expand our organization to accommodate potential growth; and
•our ability to retain and attract key personnel.

Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus supplement, the accompanying prospectus, and the other documents we have filed with the SEC that are incorporated by reference herein, we caution you that these statements are based on our projections of the future that are subject to known and unknown risks and uncertainties and other factors that may cause our actual results, level of activity, performance or achievements expressed or implied by these forward-looking statements, to differ. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. All forward-looking statements are qualified in their entirety by this cautionary statement. Forward-looking statements should be regarded solely as our current plans, estimates and beliefs. We have included important factors in the cautionary statements included in this prospectus supplement, the accompanying prospectus, and the other documents we have filed with the SEC that are incorporated by reference herein, particularly in the section entitled “Risk Factors,” beginning on page S-11 of this prospectus supplement, which we believe could cause our actual results to be materially different from the plans, intentions and expectations disclosed in the forward-looking statements we make. Moreover, we operate in a very competitive and rapidly changing environment and new risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make.

Any forward-looking statement speaks only as of the date on which that statement is made. We assume no obligation to update any forward-looking statements to reflect events or circumstances after the date of this prospectus supplement, except as may otherwise be required by the federal securities laws.

To date, only one of our products, Phexxi, has been approved by the FDA for marketing in the United States. Our other current clinical programs and product candidates are investigational and have not been submitted to or approved by the FDA, and neither Phexxi nor our other product candidates have been approved by the European Medicines Agency (EMA) or any other regulatory authority anywhere else in the world.

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our securities. For a more complete understanding of our company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference into this prospectus supplement and the accompanying prospectus, and the information referred to under the heading “Risk Factors” in this prospectus supplement on page S-11 and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

Company Overview
We are a San Diego-based commercial-stage biopharmaceutical company committed to developing and commercializing innovative products to address unmet needs in women’s sexual and reproductive health, including hormone-free, woman-controlled contraception and protection from certain sexually transmitted infections (STIs).
Our first commercial product, Phexxi, was approved by the FDA on May 22, 2020 and is the first and only FDA-approved, hormone-free, woman-controlled, on-demand prescription contraceptive gel for women. We commercially launched Phexxi in September 2020 in the United States. We intend to commercialize Phexxi in other global markets through partnerships or licensing agreements.
Phexxi as a Contraceptive; Commercial Strategies
Our sales force promotes Phexxi directly to obstetrician/gynecologists and their affiliated health professionals, who collectively write the majority of prescriptions for contraceptive products. As of May 9, 2022, our sales force consisted of 54 sales representatives and eight business managers, supported by a self-guided virtual health care provider (HCP) learning platform. Additionally, we offer women direct access to Phexxi via our telehealth platform. Using the platform, women can directly meet with an HCP to determine their eligibility for a Phexxi prescription and, if eligible, have the prescription written by the HCP, filled, and mailed directly to them by a third-party pharmacy.
Our comprehensive commercial strategy for Phexxi includes marketing and product awareness campaigns targeting women of reproductive potential in the United States as well as certain identified target HCP segments. Our target audience includes the approximately 23 million women who are not using hormonal contraception and the approximately 18.8 million women who are using a prescription contraceptive, some of whom, particularly pill users, may be ready to move to an FDA-approved, non-invasive hormone-free contraceptive. In addition to marketing and product awareness campaigns, our commercial strategy includes payer outreach and execution of our consumer digital and media strategy.
According to our market research since Phexxi’s commercial launch, HCPs indicate they would recommend Phexxi to approximately:
•47% of patients experiencing side effects from current contraception;
•37% of patients using non-hormonal prescription contraception;
•36% of patients seeking pregnancy prevention; and
•19% of patients using hormonal prescription contraception.
Additional research into the demographics of more than 1,300 women who are using Phexxi revealed that 60% of Phexxi users are between 18 to 34 years of age. Among the subset of Phexxi users for whom prior contraceptive data is available (n=413), 39% of women who had recently started Phexxi switched over from either an oral contraceptive, hormone patch or ring, or long-acting reversible contraception.
In February 2021, we launched a direct-to-consumer advertising campaign, known as “Get Phexxi,” designed to increase awareness and educate women on the benefits of Phexxi. The campaign highlighted some of the struggles women face when choosing among the many available methods of contraception, including the lack of control with condoms, daily use of the pill, and abstinence required for cycle tracking.
In September 2021, we launched a national brand ambassador campaign featuring Emmy Award-winning celebrity Annie Murphy, designed to broaden awareness and drive uptake of Phexxi. This campaign, known as “House Rules,” has significantly raised our target audience awareness of Phexxi, while also driving women to their HCP to request a sample. More importantly, it has also helped drive significant increases in new HCPs recommending and prescribing Phexxi, among other key metrics. Over the course of 2021, ex-factory units grew quarter over quarter, with the most significant growth in the fourth quarter following “House Rules;” Phexxi units shipped increased 73% as compared to the prior quarter, propelled by a 56% increase in new patients starting Phexxi and a 111% increase in refills as compared to the prior quarter.
The first quarter of 2022 reflected anticipated softness in Phexxi prescription and dispensed unit growth due to the annual reset of patient healthcare deductibles, which impacted most contraceptive brands, as well as from adjustments to Evofem’s patient support programs in January 2022 intended to increase the profit margin on Phexxi units dispensed and support continued net product sales growth. We forecasted that Phexxi total prescriptions and dispensed units would rebound in eight to ten weeks, which we achieved with a strong uptick in March 2022, our second highest month of ex-factory sales since launch.
We continue working to increase the number of lives covered and to gain a preferred formulary position for Phexxi. As of March 31, 2022, approximately 63% of Phexxi prescriptions are being approved. We have coverage for approximately 55% of U.S. commercial lives, including approximately 9 million commercial lives covered at no out-of-pocket cost and approximately 13.7 million commercial lives covered under our December 2020 contract award from the U.S. Department of Veterans Affairs. On January 1, 2021, the U.S. Medicaid population gained access to Phexxi through our participation in the Medicaid National Drug Rebate Program. Medicaid provides health coverage to approximately 68 million members, including approximately 16.8 million women 19 to 49 years of age.
Phexxi is classified in the databases and pricing compendia of Medi-Span and First Databank, two major drug information databases that payers can consult for pricing and product information, as the first and only “Vaginal pH Modulator.”
Phexxi for the Prevention of Chlamydia and Gonorrhea
Our lead clinical program is evaluating Phexxi for the prevention of urogenital chlamydia and gonorrhea infections in women - two of the most pervasive sexually transmitted infections in the United States. Currently, there are no FDA‑approved prescription products for the prevention of either of these common STIs.
The Centers for Disease Control and Prevention (CDC) estimates that 4.0 million and 1.6 million new cases of chlamydia and gonorrhea, respectively, occurred in 2018 alone, despite its recommendation for condom use to prevent STIs. The number of reported cases is lower than the estimated total number because infected people are often unaware of, and do not seek treatment for their infections. Almost 60% of women infected with chlamydia have no symptoms. Chlamydia is the most frequently reported bacterial infection in the U.S. and can cause serious, permanent damage to a woman's reproductive system and make it difficult or impossible for a woman to become pregnant later in life.
Chlamydia and gonorrhea have been reported to be responsible for one-third to one-half of pelvic inflammatory disease (PID) cases. PID can cause serious, long-term problems including infertility, ectopic pregnancy, and chronic pelvic pain.
The direct medical costs of chlamydia and gonorrhea in the U.S. were $691 million and $271 million, respectively, in 2018 alone. According to the CDC, any sexually active person can be infected with chlamydia or gonorrhea; based on these reports, an estimated 78 million women 18-65 years of age who are sexually active in the United States could be at risk to contract these STIs. We believe this represents a significant unmet medical need, as well as a commercial opportunity.
In October 2020, based on positive and statistically significant top-line results of our Phase 2B/3 AMPREVENCE trial, we initiated our Phase 3 EVOGUARD clinical trial. This randomized, placebo-controlled confirmatory trial was designed to enroll 1,730 women with a prior chlamydia or gonorrhea infection and who were at risk for future infection. Participants are enrolled for a 16-week interventional phase followed by a one-month follow-up period. We completed enrollment in March 2022 and expect to report top-line EVOGUARD results by October 31, 2022. Assuming positive results from the trial, we expect to submit a marketing application for Phexxi in the first half of 2023. Both potential indications have received Fast Track Designations, with which comes the opportunity for priority review consideration.
Additionally, the FDA has designated EVO100 (the investigational name for Phexxi) as a Qualified Infectious Disease Product (QIDP) for the prevention of both chlamydia and gonorrhea in women, which provides several important potential advantages, including, but not limited to, longer market exclusivity.
Multipurpose Prevention Technology Vaginal Gel for HIV Prevention
In December 2021, we launched a collaboration with Orion Biotechnology Canada, Ltd. (Orion) to evaluate the compatibility and stability of Orion's novel CCR5 antagonist, OB-002, in Phexxi with the goal of developing a Multipurpose Prevention Technology (MPT) product candidate for indications including the prevention of HIV in women. This collaboration will focus on determining compatibility and stability of OB-002 in Phexxi and is expected to yield results in the third quarter of 2022. Assuming positive results, Evofem and Orion will seek government and philanthropic funding for subsequent clinical trials of the MPT vaginal gel product candidate.
COVID-19 Pandemic
The current worldwide pandemic related to a novel strain of a virus named severe acute respiratory syndrome coronavirus 2 (SARS-CoV-2) (coronavirus), which causes COVID-19 has presented substantial public health and economic challenges and is affecting our employees, customers, communities and business operations, as well as the U.S. and global economies and financial markets.
Any disruptions in the commercialization of Phexxi and/or the completion of our clinical trials, data analysis or readouts and/or any disruption in our supply chain could have a material adverse effect on our business, results of operations and financial condition. The full extent to which the COVID-19 pandemic will directly or indirectly impact our business, results of operations and financial condition will depend on future developments that are highly uncertain, including as a result of new information that may emerge concerning COVID-19, the success of ongoing COVID-19 vaccination efforts, the emergence, prevalence and strength of variant strains, and the actions taken to contain or treat the disease, as well as the economic impact on local, regional, national and international markets.
Recent Developments
Exchange Agreements
On May 4, 2022, we entered into amendment and exchange agreements with certain institutional investors (the Investors), pursuant to which the Investors agreed to exchange (i) our unsecured 5.0% Senior Subordinated Notes due 2025 with an aggregate original principal amount of $13,333,335.10, (ii) 2,100 shares of our Series B-2 Convertible Preferred Stock, (iii) 1,700 shares of our Series C Convertible Preferred Stock and (iv) 533,333 shares of our common stock for (a) new 5.0% Senior Subordinated Notes with an aggregate principal amount of $22.2 million (the Exchange Notes), (b) 208,333 new shares of our common stock and (c) new warrants to purchase up to 833,333 shares of our common stock (the Exchange Warrants).
The Exchange Notes carry an interest rate of 5% per annum (which may increase to 18% upon and during the continuance of an event of default). The Exchange Notes may be prepaid, in whole or in part, at the Company’s option together with all accrued and unpaid interest and fees (including any breakage costs) as of the date of the repayment in accordance with the terms of the Exchange Notes. As further described in the Exchange Notes, amounts due under the Purchase Agreement and Exchange Notes not paid when due will also result in 18.0% late charges, and the holders of the Exchange Notes may also require the Company to redeem the Exchange Notes upon the occurrence of and during the continuation of an event of default with a redemption premium of 25%. The holders of the Exchange Notes may require us to redeem or exchange up to 100% of the Exchange Notes upon the occurrence of certain subsequent transactions (each, a Subsequent Transaction Optional Redemption). Pursuant to the terms of the Exchange Notes and subject to certain conditions described in the Exchange Notes, if we complete an underwritten public offering (“Underwritten Offering”) of at least $20 million complying with certain conditions (an Underwritten Offering) and the holder of the Exchange Notes does not participate in the Underwritten Offering, then such holder will forfeit their right to Subsequent Transaction Optional Redemption solely with respect to such Underwritten Offering and amounts that may be due pursuant to the Exchange Notes will not be due and payable until the three-month anniversary of the initial closing of the Underwritten Offering. Subsequently, this maturity date was waived by the holders of the Exchange Note until October 31, 2022.
The Exchange Warrants have an exercise price of $2.4765 per share and were exercisable immediately upon issuance with a five-year term.
Reverse Stock Split
On May 4, 2022, our stockholders approved an amendment to our Amended and Restated Certificate of Incorporation, as amended, to effect a one-time reverse stock split of our common stock at a ratio of 1-for-15 (the Reverse Stock Split).
The Reverse Stock Split became effective on May 5, 2022 upon the closing of trading on The Nasdaq Capital Market (the Effective Time). Trading of our common stock on The Nasdaq Capital Market continued, on a post-split adjusted basis, on May 6, 2022, under the existing trading symbol “EVFM.” At the Effective Time, every 15 shares of our issued and outstanding common stock were automatically converted into one share of common stock, without any change to the par value per share. In addition, proportionate adjustments were made to the per share exercise price and the number of shares issuable upon the exercise of all outstanding stock options and warrants to purchase shares of common stock, the number of shares issuable upon the vesting of all RSAs, and the number of shares of common stock reserved for issuance pursuant to our equity incentive compensation plans, convertible notes and convertible preferred stock. Any stockholder who would otherwise be entitled to a fractional share of our common stock created as a result of the Reverse Stock Split was entitled to receive a cash payment equal to the product of such resulting fractional interest in one share of our common stock multiplied by the closing trading price of our common stock on the trading day immediately preceding the Effective Time. The information presented in this prospectus supplement has been adjusted as necessary to reflect the Reverse Stock Split.
Selected Financial Data
The following information is derived from our audited financial statements included in our Annual Report on Form 10-K filed with the SEC on March 10, 2022. Our historical results are not indicative of the results that may be expected in the future.

As Reported, in thousands, except per share amounts

	Years Ended December 31,
	2021	2020
Net loss attributable to common stockholders	$(206,239)	$(142,309)
Net loss per share attributable to common stockholders, basic and diluted	$(1.58)	$(2.12)
Weighted-average shares used to compute net loss per share attributable to common stockholders, basic and diluted	130,908,794	67,157,278

As Adjusted for the Reverse Stock Split, in thousands, except per share amounts

	Years Ended December 31,
	2021	2020
Net loss attributable to common stockholders	$(206,239)	$(142,309)
Net loss per share attributable to common stockholders, basic and diluted	$(23.63)	$(31.79)
Weighted-average shares used to compute net loss per share attributable to common stockholders, basic and diluted	8,727,224	4,477,132

Corporate Information
We were originally incorporated in Delaware in February 2007 as “Lipothera, Inc.” In September 2008, we changed our name to “Lithera, Inc.” and in August 2014, we changed our name to “Neothetics, Inc.” On January 17, 2018, upon completion of the Merger, we changed our name to “Evofem Biosciences, Inc.” Our principal corporate offices are located at 12400 High Bluff Drive, Suite 600, San Diego, California 92130 and our telephone number is (858) 550-1900. Our website is located at www.evofem.com. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to reports filed pursuant to Sections 13(a) and 15(d) of the Exchange Act, will be made available free of charge on our website as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus supplement solely as an inactive textual reference.

THE OFFERING

Common stock offered by us	22,665,000 shares of common stock.

Pre-Funded Warrants offered by us
Pre-Funded Warrants to purchase an aggregate of 12,835,000 shares of common stock. We are offering to each purchaser the opportunity to purchase, if the purchaser so chooses, Pre-Funded Warrants, in lieu of shares of common stock. Each Pre-Funded Warrant will be exercisable for one share of our common stock. The purchase price of each Pre-Funded Warrant will equal the price per share at which the shares of common stock are being sold to the public in this offering minus $0.001, and the exercise price of each Pre-Funded Warrant will be $0.001 per share. This offering also relates to the shares of common stock issuable upon exercise of any Pre-Funded Warrants sold in this offering. The exercise price and number of shares of common stock issuable upon exercise will be subject to certain further adjustments as described herein. See “Description of Securities Offered” on page S-19 of this prospectus supplement.

Common Warrants offered by us
Common Warrants to purchase an aggregate of 71,000,000 shares of our common stock. Each share of our common stock and each Pre-Funded Warrant to purchase one share of our common stock is being sold together with two Common Warrants, each Common Warrant exercisable to purchase one share of our common stock. Each Common Warrant has an exercise price of $0.75 per share, is immediately exercisable and will expire on the fifth anniversary of the original issuance date. The exercise price is subject to adjustment for certain dilutive issuances, stock splits and similar recapitalization transactions. The shares of common stock or the Pre-Funded Warrants, as the case may be, and the accompanying Common Warrants can only be purchased together in this offering but will be issued separately and will be immediately separable upon issuance. This offering also relates to the offering of the shares of common stock issuable upon exercise of the Common Warrants. See “Description of Securities Offered” on page S-19 of this prospectus supplement.

Common stock to be outstanding after this offering	48,213,254 shares, assuming all of the Pre-Funded Warrants issued in this offering are exercised and no exercise of any Common Warrants issued in this offering.

Use of Proceeds
We estimate that our net proceeds from this offering will be approximately $18.0 million, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, excluding the proceeds, if any, from the exercise of Common Warrants sold in this offering. We currently intend to use the net proceeds from this offering for the continuation of commercialization activities related to Phexxi; the continuation of our registrational Phase 3 clinical trial ‘EVOGUARD’, which is evaluating Phexxi for two new indications, the prevention of chlamydia and gonorrhea in women, and related development activities; and other general corporate purposes and other capital expenditures. We are required to use the amount of gross proceeds in excess of $20 million to redeem the Exchange Notes. To the extent we do not exchange some or all of the Exchange Notes prior to their maturity date of October 31, 2022, we may need to use a portion of the net proceeds to satisfy the outstanding Exchange Notes. See the section entitled “Use of Proceeds”.

Risk Factors	Investing in our securities involves significant risks. See the section of this prospectus supplement and the accompanying prospectus entitled “Risk Factors” and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus before making a decision to invest in our securities.

The Nasdaq Capital Market	Our common stock is listed on The Nasdaq Capital Market under the symbol “EVFM.” There is no established trading market for the Pre-Funded Warrants or the Common Warrants, and we do not expect a trading market to develop. We do not intend to list the Pre-Funded Warrants or the Common Warrants on any securities exchange or nationally recognized trading system. Without an active market, the liquidity of the Pre-Funded Warrants or the Common Warrants will be extremely limited.

The number of shares of our common stock to be outstanding immediately after this offering is based on 12,322,049 shares of common stock outstanding as of March 31, 2022, and excludes:
•996,205 shares of common stock issued and 538,333 shares of common stock repurchased after March 31, 2022;

•897,958 shares of common stock issuable upon the exercise of stock options outstanding as of March 31, 2022, at a weighted-average exercise price of $62.70 per share;

•37,200 shares of common stock issuable upon the exercise of stock options granted after March 31, 2022, with a weighted-average exercise price of $2.55 per share;

•6,556,094 shares of common stock issuable upon the exercise of warrants as of March 31, 2022, at a weighted-average exercise price of $16.34 per share;

•833,333 shares of common stock issuable upon the exercise of warrants issued after March 31, 2022, at a weighted-average exercise price of $2.4765 per share;

•6,256,088 shares of common stock issuable upon conversion of principal and accrued interest underlying issued and outstanding convertible promissory notes assuming a weighted-average conversion price of $8.93 per share, assuming a conversion date of March 31, 2022;

•162,295 shares of common stock reserved for future awards under the Amended and Restated Evofem Biosciences, Inc. 2014 Equity Incentive Plan;

•57,038 shares of common stock reserved for future awards under the Amended 2018 Inducement Equity Incentive Plan;

•138,872 shares of common stock reserved for future awards under the 2019 Employee Stock Purchase Plan; and

•83,835,000 shares of common stock issuable upon exercise of the Pre-Funded Warrants and Common Warrants issued in this offering.

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise or conversion of the outstanding options, convertible notes or warrants described above.

RISK FACTORS
Investing in our securities involves risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described below. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” included in our most recent annual report on Form 10-K, as revised or supplemented by our most recent quarterly report on Form 10-Q, each of which are on file with the SEC and are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. If any of these risks actually occurs, our business, business prospects, financial condition or results of operations could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section in this prospectus supplement entitled “Special Note Regarding Forward-Looking Statements.”
Additional Risks Related to This Offering
We will have broad discretion in the use of the net proceeds from this offering and may not use them effectively.
We currently intend to use the net proceeds from this offering for the continuation of commercialization activities related to Phexxi; the continuation of our registrational Phase 3 clinical trial EVOGUARD, which is evaluating Phexxi for two potential new indications, the prevention of chlamydia and gonorrhea in women, and related development activities; and other general corporate purposes and other capital expenditures. See the section entitled “Use of Proceeds.” We are required to use the amount of gross proceeds in excess of $20 million to redeem the Exchange Notes. To the extent we do not exchange some or all of the Exchange Notes prior to their maturity date of October 31, 2022, we may need to use a portion of the net proceeds to satisfy the outstanding Exchange Notes. However, we will have broad discretion in the application of the net proceeds and investors will be relying on the judgment of our management regarding the application of the proceeds of this offering, and investors will not have the opportunity, as part of your investment decision, to assess whether the proceeds will be used appropriately. The failure by our management to apply these funds effectively could harm our business, financial condition and results of operations. Pending their use, we may invest the net proceeds from this offering in interest-bearing instruments. These investments may not yield a favorable return, or any return, to us or our stockholders.

You will experience immediate and substantial dilution.
Because the effective public offering price per share in this offering will exceed the net tangible book value per share of our common stock outstanding prior to this offering, you will incur an immediate and substantial dilution in the net tangible book value of the shares of common stock you purchase in this offering or the shares of common stock underlying the Pre-Funded Warrants and the Common Warrants you purchase in this offering. After giving effect to the sale by us of (i) 22,665,000 shares of our common stock and accompanying Common Warrants to purchase 45,330,000 shares of our common stock at the public offering price of $0.75 per share of common stock and accompanying Common Warrants, and (ii) Pre-Funded Warrants to purchase 12,835,000 shares of common stock and accompanying Common Warrants at an effective public offering price of $0.749 per Pre-Funded Warrant and accompanying Common Warrants, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us and assuming full exercise of the Pre-Funded Warrants, you will experience immediate dilution of $2.96 per share, representing the difference between the effective public offering price per share and our as adjusted net tangible book value per share as of March 31, 2022 after giving effect to this offering. The exercise of warrants, including the Common Warrants issued in this offering, conversion of convertible notes, exercise of outstanding stock options and vesting of other stock awards may result in further dilution of your investment. You may also experience substantial additional dilution should we and the holders of the Exchange Notes agree to exchange amounts due under the Exchange Notes for shares of our common stock or other equity securities of the Company. See the section entitled “Dilution” appearing elsewhere in this prospectus supplement for a more detailed illustration of the dilution you would incur if you participate in this offering.
Our stock price is and may continue to be volatile and you may not be able to resell our securities at or above the price you pay for such securities.
The market price for our common stock is volatile and may fluctuate significantly in response to a number of factors, many of which we cannot control, such as quarterly fluctuations in financial results, the timing and our ability to advance the development of our product candidates or changes in securities analysts’ recommendations, any of which could cause the price of our common stock to fluctuate substantially. Each of these factors, among others, could harm your investment in our securities and could result in your being unable to resell any of our securities that you purchase at a price equal to or above the price you paid.

In addition, the stock markets in general, and the markets for biopharmaceutical and biotechnology stocks in particular, have experienced extreme volatility that has at times been unrelated to the operating performance of the issuer. Moreover, the COVID-19 pandemic has resulted in significant financial market volatility and uncertainty in the past year. Between January 1, 2021 and March 31, 2022, the closing sales price of our common stock reported on The Nasdaq Capital Market ranged between $5.10 and $73.20 per share. These broad market fluctuations may adversely affect the trading price or liquidity of our common stock. In the past, when the market price of a stock has been volatile, holders of that stock have sometimes instituted securities class action litigation against the issuer. If any of our stockholders were to bring such a lawsuit against us, we could incur substantial costs defending the lawsuit and the attention of our management would be diverted from the operation of our business.
We do not intend to pay dividends on our common stock, so any returns may be limited to the value of our securities.
We currently anticipate that we will retain any future earnings to finance the continued development, operation and expansion of our business. As a result, we do not anticipate declaring or paying any cash dividends or other distributions in the foreseeable future. Further, we are currently restricted in our ability to pay dividends and to redeem shares of our capital stock pursuant to the terms of that certain Securities Purchase and Security Agreement, dated April 23, 2020, with certain affiliates of Baker Bros. Advisors LP, as purchasers, and Baker Bros. Advisors LP, as designated agent (the Baker Bros. Purchase Agreement) and the Exchange Notes. If we do not pay dividends, our securities may be less valuable because stockholders may need to rely on sales of their securities after price appreciation, which may never occur, to realize any gains on their investment. Provisions of the Delaware General Corporation Law may also prohibit or limit our ability to redeem shares of our issued and outstanding capital stock when a redemption would result in funds used in the redemption exceeding our “surplus”, or the excess of our net assets over the par value of our capital stock. We may be required to obtain additional capital in order to complete the redemption and there can be no guarantee that we will be able to do so on acceptable terms or at all.
The sale of our common stock in this offering, including any shares issuable upon exercise of any Pre-Funded Warrants or Common Warrants, and any future sales of our common stock, or the perception that such sales could occur, may depress our stock price and our ability to raise funds in new stock offerings.
We may from time to time issue additional shares of common stock at a discount from the current trading price of our common stock. As a result, our stockholders would experience immediate dilution upon the purchase of any shares of our common stock sold at such discount. In addition, as opportunities present themselves, we may enter into financing or similar arrangements in the future, including the issuance of debt securities, preferred stock or common stock. Sales of shares of our common stock in this offering, including any shares issuable upon exercise of any Pre-Funded Warrants or Common Warrants issued in this offering and in the public market following this offering, or the perception that such sales could occur, may lower the market price of our common stock and may make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable, or at all.
Additionally, as noted above, a substantial number of shares of common stock will be issuable upon conversion of the convertible notes issued pursuant to that certain Securities Purchase Agreement with Adjuvant Global Health Technology Fund, L.P., and Adjuvant Global Health Technology Fund DE, L.P. (the Adjuvant Purchase Agreement) and the Baker Bros. Purchase Agreement and upon exercise of the Exchange Warrants, and we cannot predict if and when these shares of common stock will be resold in the public markets. We cannot predict the number of these shares that might be resold nor the effect that future sales of our shares of common stock would have on the market price of our shares of common stock. We may issue additional shares of common stock, including the shares of common stock issuable upon conversion of our Series B-2 Preferred Stock and upon conversion of the convertible notes issued pursuant to the Adjuvant Purchase Agreement and the Baker Bros. Purchase Agreement, at a discount from the current trading price of our common stock. As noted above, the conversion prices of the Baker Notes, Adjuvant Notes and the Series B-2 Convertible Preferred Stock are subject to future adjustment. As a result, our stockholders would experience immediate dilution upon the issuance of any shares of our common stock at such discount or as a result of such adjustment. In addition, as opportunities present themselves, we may enter into financing or similar arrangements in the future, including the issuance of debt securities, preferred stock or common stock. Sales of a substantial number of our shares of common stock in the public markets, or the perception that such sales could occur, could depress the market price of our shares of common stock or cause it to be highly volatile and impair our ability to raise capital through the sale of additional equity securities.
There is no public market for the Pre-Funded Warrants or Common Warrants being offered in this offering.
There is no established public trading market for the Pre-Funded Warrants or Common Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Pre-Funded Warrants or Common Warrants on any securities exchange or nationally recognized trading system, including The

Nasdaq Capital Market. Without an active market, the liquidity of the Pre-Funded Warrants and the Common Warrants will be extremely limited.
The Common Warrants being offered may not have value.
The Common Warrants being offered by us in this offering have an exercise price of $0.75 per share, subject to certain adjustments, and expire five years from the date of issuance, after which date any unexercised Common Warrants will expire and have no further value. In the event that the market price of our common stock does not exceed the exercise price of the Common Warrants during the period when they are exercisable, the Common Warrants may not have any value.
Holders of Pre-Funded Warrants and Common Warrants purchased in this offering will have no rights as common stockholders until such holders exercise their Pre-Funded Warrants or Common Warrants and acquire our common stock.
Until holders of Pre-Funded Warrants or Common Warrants acquire shares of our common stock upon exercise of such warrants, holders of Pre-Funded Warrants and Common Warrants will have no rights with respect to the shares of our common stock underlying such Pre-Funded Warrants and Common Warrants. Upon exercise of the Pre-Funded Warrants and Common Warrants, the holders will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.
Additional Risks Related to Our Business Operations
Our shares of common stock could be delisted from The Nasdaq Capital Market which could result in, among other things, a decline in the price of our common stock and less liquidity for holders of shares of our common stock.
Our common stock is listed on The Nasdaq Capital Market, which imposes, among other requirements, a minimum $1.00 per share bid price requirement for continued inclusion on The Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2) (the Bid Price Requirement). The closing bid price for our common stock must remain at or above $1.00 per share to comply with the Bid Price Requirement for continued listing. From July 12, 2021 to May 5, 2022, the closing bid price for our common stock was below $1.00 per share. On August 23, 2021, we received a deficiency letter from the Listing Qualifications Department (the Staff) of the Nasdaq Stock Market (Nasdaq) notifying us that, for the preceding 30 consecutive trading days, the closing bid price for shares of our common stock was below $1.00 per share and that we had failed to comply with the Bid Price Requirement.
In accordance with Nasdaq rules, we were provided an initial period of 180 calendar days, or until February 21, 2022 (the Compliance Date), to regain compliance with the Bid Price Requirement. On February 22, 2022, the Staff notified us that we had not regained compliance by the Compliance Date and that our common stock was subject to delisting unless we timely request a hearing before the Nasdaq Hearings Panel (the Panel). We timely requested a hearing, and the hearing was held on March 31, 2022.
On April 6, 2022, we received a notice indicating that the Panel determined to grant us an extension through May 20, 2022 to evidence compliance with the Bid Price Requirement, subject to a requirement that we obtain stockholder approval for a reverse stock split at our annual meeting on May 4, 2022. Pursuant to this new notice, if at any time before May 20, 2022, the closing bid price of our common stock is at least $1.00 per share for a minimum of 10 consecutive business days, the Staff has indicated it will provide written notification that we have achieved compliance with the Bid Price Requirement and that our common stock would continue to be eligible for listing on Nasdaq.
On May 4, 2022, our stockholders approved a 1-for-15 reverse stock split, which became effective on the close of trading on The Nasdaq Capital Market on May 5, 2022. Trading of the common stock on The Nasdaq Capital Market continued, on a post-split adjusted basis, on May 6, 2022. While the closing bid price of our common stock was above the required $1.00 per share for the required 10 consecutive trading days as of May 20, 2022, there can be no assurance that it will remain above $1.00 per share after May 20, 2022 nor that Nasdaq will not extend its evaluation period past May 20, 2022. Further, if the Staff informs us that they will proceed with delisting, there is no guarantee that we will appeal this determination to the Panel or that if we appeal, that such appeal would be successful.
In addition to the Bid Price Requirement, we are also subject to additional Nasdaq listing requirements, including the requirement to meet at least one of three criteria: (i) stockholders’ equity of $2.5 million, (ii) market value of listed securities of $35 million or (iii) net income of $500,000. As of the date of this prospectus supplement, we do not meet any of these criteria, and there can be no guarantee that we will be able to meet any of these criteria in the near- or long-term.

Delisting from The Nasdaq Capital Market could make trading our common stock more difficult for investors, potentially leading to declines in our share price and liquidity. If our common stock is delisted by Nasdaq, our common stock may be eligible to trade on an over-the-counter quotation system, where an investor may find it more difficult to sell our stock or obtain accurate quotations as to the market value of our common stock. We cannot assure you that our common stock, if delisted from The Nasdaq Capital Market, will be listed on another national securities exchange or quoted on an over-the-counter quotation system. Our failure to maintain the listing of our common stock on The Nasdaq Capital Market would also likely be an event of default under certain of our debt arrangements, including the Exchange Notes, the notes issued pursuant to the Baker Bros. Purchase Agreement and the notes issued pursuant to the Adjuvant Purchase Agreement.
If our trademarks and trade names are not adequately protected, or if we are compelled to rebrand, then we may not be able to build name recognition in Phexxi or in future products in our markets of interest and our business may be adversely affected.
Our registered or unregistered trademarks or trade names have been challenged and may again be challenged by other parties. For example, we are party to TherapeuticsMD, Inc. v. Evofem Biosciences, Inc. (filed in the United States District Court for the Southern District of Florida-West Palm Beach Division). On December 14, 2020, a trademark dispute captioned TherapeuticsMD, Inc. v. Evofem Biosciences, Inc., was filed in the United States District Court for the Southern District of Florida against us, alleging infringement of certain trademarks owned by TherapeuticsMD under federal and state law (Case No. 9:20-cv-82296). We answered the claims and counterclaimed against TherapeuticsMD on April 5, 2021. We filed a motion for summary judgment and motions to exclude experts. Our motion was denied and TherapeuticsMD’s motion was also denied as to the claims and counterclaim, but granted in part as to two affirmative defenses. The trial on TherapeuticsMD’s claims and our counterclaim is currently set for July 12, 2022. While we strongly dispute the merits of TherapeuticsMD’s claims, and are vigorously defending against them, there can be no assurance that we will prevail, and the dispute has caused management to expend significant time and resources. That expenditure will continue or increase as we proceed to trial and, if necessary, through any appeal. If we do not prevail, then we may be unable to use Phexxi as a product name in the United States, and our trademark registrations and applications may be cancelled or abandoned. We could also be liable for substantial monetary damages and attorneys’ fees, although we believe the damages claims are without merit.
If we are forced to rebrand Phexxi, then we will need to seek FDA approval for a new product name, which may result in a cessation of U.S. sales pending FDA review and approval of the new name. Rebranding Phexxi could also slow our growth, harm our brand and name recognition, cause a loss of goodwill, impair the value of our marketing investments, and require us to devote resources to advertising and marketing a new brand.
In addition to the foregoing litigation, we may be subject to other claims of trademark or tradename infringement, and our trademarks and tradenames may also be infringed, circumvented or may not be registered with the USPTO or relevant foreign agencies. During trademark registration proceedings, we may receive rejections of our applications by the USPTO or in other foreign jurisdictions. Although we are given an opportunity to respond to those rejections, we may be unable to overcome such rejections. In addition, in the USPTO and in comparable agencies in many foreign jurisdictions, third parties are given an opportunity to oppose pending trademark applications and to seek to cancel registered trademarks. Opposition or cancellation proceedings may be filed against our trademarks, and our trademarks may not survive such proceedings. Moreover, any name we have proposed to use with our product or product candidates in the United States must be approved by the FDA, regardless of whether we have registered it, or applied to register it, as a trademark. Similar requirements exist in Europe. The FDA typically conducts a review of proposed product names, including an evaluation of potential for confusion with other product names. Furthermore, in many countries, owning and maintaining a trademark registration may not provide an adequate defense against a subsequent infringement claim asserted by the owner of a senior trademark.
We may not be able to protect our rights to these trademarks and trade names, which we need to build name recognition among potential partners or customers in our markets of interest. At times, competitors or other third parties may adopt trade names or trademarks similar to ours, thereby impeding our ability to build brand identity and possibly leading to market confusion. In addition, we may be subject to potential trade name or trademark infringement claims brought by owners of other registered trademarks or trademarks that incorporate variations of our registered or unregistered trademarks or trade names or that allege we have infringed on their trademarks and trade names. Over the long term, if we are unable to establish name recognition based on our trademarks and trade names, then we may not be able to compete effectively and our business may be adversely affected. Our efforts to enforce or protect our proprietary rights or to defend ourselves in suits related to our trademarks, trade secrets, domain names, copyrights or other intellectual property may be ineffective and could result in substantial costs and diversion of resources and could adversely affect our business, financial condition, results of operations and prospects.

USE OF PROCEEDS
We estimate that our net proceeds from this offering will be approximately $18.0 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by us. These estimates exclude the proceeds, if any, from the exercise of Common Warrants and Pre-Funded Warrants sold in this offering.
We currently intend to use the net proceeds from this offering for the continuation of commercialization activities related to Phexxi; the continuation of our registrational Phase 3 clinical trial EVOGUARD, which is evaluating Phexxi for two potential new indications, the prevention of chlamydia and gonorrhea in women, and related development activities; and other general corporate purposes and other capital expenditures. We are required to use the amount of gross proceeds in excess of $20 million to redeem the Exchange Notes. To the extent we do not exchange some or all of the Exchange Notes prior to their maturity date of October 31, 2022, we may need to use a portion of the net proceeds to satisfy the outstanding Exchange Notes. We believe our existing capital resources, including the net proceeds from this offering, will be sufficient to sustain our planned operations into the third quarter of 2022.

The expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. As a result, our management will have broad discretion in applying the net proceeds from this offering.
Pending our use of the net proceeds we receive from this offering, we intend to invest such net proceeds in a variety of capital preservation investments, including short-term, investment grade, interest bearing instruments and U.S. government securities.

DIVIDEND POLICY

We currently anticipate that, following completion of this offering, we will retain all available funds and any future earnings for use in the operation of our business. As a result, we do not anticipate paying any dividends or other distributions on our common stock in the foreseeable future. Any future determination to declare dividends will be made at the discretion of our board of directors and will depend on our financial condition, operating results, capital requirements, general business conditions and other factors that our board of directors may deem relevant. Our ability to pay dividends is also presently restricted pursuant to the terms of our debt arrangements.

DILUTION

Dilution in net tangible book value per share to new investors is the amount by which the effective public offering price per share paid by the purchasers of the shares, Pre-Funded Warrants and/or Common Warrants sold in this offering exceeds the as adjusted net tangible book value per share of common stock after giving effect to the offering. We calculate net tangible book value per share by dividing our net tangible assets (tangible assets less total liabilities) by the number of shares of our common stock issued and outstanding as of March 31, 2022.
Our net tangible book value at March 31, 2022 was $(124.0) million, or $(10.06) per share. After giving effect to the issuance and sale of (i) 22,665,000 shares of our common stock and accompanying Common Warrants to purchase 45,330,000 shares of common stock in this offering at a public offering price of $0.75 per share and accompanying Common Warrants and (ii) 12,835,000 Pre-Funded Warrants to purchase 12,835,000 shares of common stock and accompanying Common Warrants to purchase 25,670,000 shares of common stock in this offering at a public offering price of $0.749 per Pre-Funded Warrant and accompanying Common Warrants, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of March 31, 2022 would have been approximately $(105.9) million, or $(2.21) per share of common stock. This represents an immediate increase in the net tangible book value of $7.85 per share to our existing stockholders and an immediate dilution in net tangible book value of $2.96 per share to new investors. The following table illustrates this per share dilution:

Public offering price per share and accompanying Common Warrants		$0.75
Net tangible book value per share as of March 31, 2022	$(10.06)
Increase in net tangible book value per share attributable to this offering	$7.85
As adjusted net tangible book value per share as of March 31, 2022, after giving effect to this offering		$(2.21)
Dilution per share to new investors purchasing securities in this offering		$2.96

The discussion and table above assume no exercise of Common Warrants and full exercise of the Pre-Funded Warrants sold in this offering.
The foregoing tables and calculations (other than historical net tangible book value) are based on 12,322,049 shares of common stock outstanding as of March 31, 2022, and excludes:
•996,205 shares of common stock issued and 538,333 shares of common stock repurchased after March 31, 2022;
•897,958 shares of common stock issuable upon the exercise of stock options outstanding as of March 31, 2022, at a weighted-average exercise price of $62.70 per share;

•37,200 shares of common stock issuable upon the exercise of stock options granted after March 31, 2022, with a weighted-average exercise price of $2.55 per share;

•6,556,094 shares of common stock issuable upon the exercise of warrants outstanding as of March 31, 2022, at a weighted-average exercise price of $16.34 per share;

•833,333 shares of common stock issuable upon the exercise of warrants issued after March 31, 2022, at a weighted-average exercise price of $2.4765 per share;

•6,256,088 shares of common stock issuable upon conversion of principal and accrued interest underlying issued and outstanding convertible promissory notes assuming a weighted-average conversion price of $8.93 per share, assuming a conversion date of March 31, 2022;

•162,295 shares of common stock reserved for future awards under the Amended and Restated Evofem Biosciences, Inc. 2014 Equity Incentive Plan;

•57,038 shares of common stock reserved for future awards under the Amended 2018 Inducement Equity Incentive Plan;

•138,872 shares of common stock reserved for future awards under the 2019 Employee Stock Purchase Plan; and

•83,835,000 shares of common stock issuable upon exercise of the Pre-Funded Warrants and Common Warrants issued in this offering.

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise or conversion of the outstanding options, convertible notes or warrants described above. To the extent that any of these outstanding options, warrants, or convertible promissory notes are exercised or converted at prices per share below the effective public offering price per share in this offering or we issue additional shares under our equity incentive plans at prices below the effective public offering price per share in this offering, there will be further dilution to new investors.
In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. You may also experience substantial additional dilution should we and the holders of the Exchange Notes agree to exchange amounts due under the Exchange Notes for shares of our common stock or other equity securities of the Company. To the extent that additional capital is raised through the sale of equity or convertible debt securities or we complete such an exchange, the issuance of these securities could result in further dilution to our stockholders.

DESCRIPTION OF SECURITIES OFFERED

We are offering 22,665,000 shares of our common stock, or for certain investors that so choose, in lieu of shares of common stock, Pre-Funded Warrants to purchase up 12,835,000 shares of our common stock, and accompanying Common Warrants to purchase 71,000,000 shares of our common stock. We are also registering the shares of common stock issuable from time to time upon exercise of the Pre-Funded Warrants and Common Warrants offered hereby.
Common Stock
The material terms and provisions of our common stock and each other class of our securities which qualifies or limits our common stock are described in the section entitled “Description of Capital Stock” beginning on page 10 of the accompanying prospectus and the Description of Securities included as Exhibit 4.22 to our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Securities and Exchange Commission on March 10, 2022.
Pre-Funded Warrants
The following summary of certain terms and provisions of Pre-Funded Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Pre-Funded Warrants, the form of which will be filed as an exhibit to a Current Report on Form 8-K in connection with this offering and incorporated by reference into the registration statement of which this prospectus supplement forms a part. Prospective investors should carefully review the terms and provisions of the form of Pre-Funded Warrants for a complete description of the terms and conditions of the Pre-Funded Warrants.
Pre-Funded Warrants will be issued in certificated form only.
Duration and Exercise Price
Each Pre-Funded Warrant offered hereby will have an initial exercise price per share equal to $0.001. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price.
Exercisability
The Pre-Funded Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of such holder’s Pre-Funded Warrant to the extent that the holder would own more than 4.99% (or, at the election of the purchaser, 9.99%) of the outstanding shares of common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding shares of common stock after exercising the holder’s Pre-Funded Warrants up to 9.99% (or, at the election of the purchaser, 19.99%) of the number of shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants. No fractional shares of common stock will be issued in connection with the exercise of a Pre-Funded Warrant. In lieu of fractional shares, we will either pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share.
Cashless Exercise
In lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the Pre-Funded Warrants.
Fundamental Transactions
In the event of any fundamental transaction, as described in the Pre-Funded Warrants and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our shares of common stock, then upon any subsequent exercise of a Pre-Funded Warrant, the holder will have the right to receive as alternative consideration, for each share of common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of common stock of the successor or acquiring corporation of our company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of common stock for which the Pre-Funded Warrant is exercisable immediately prior to such event.
Transferability
Subject to applicable laws, a Pre-Funded Warrant may be transferred at the option of the holder upon surrender of the Pre-Funded Warrant to us together with the appropriate instruments of transfer and payment of funds sufficient to pay any transfer taxes (if applicable).
Exchange Listing
There is no established trading market for the Pre-Funded Warrants. We do not intend to list the Pre-Funded Warrants on any securities exchange or nationally recognized trading system.
Right as a Stockholder
Except as otherwise provided in the Pre-Funded Warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the Pre-Funded Warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until such Pre-Funded Warrant holders exercise their Pre-Funded Warrants.
Common Warrants
The following summary of certain terms and provisions of the Common Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Common Warrant, the form of which will be filed as an exhibit to a Current Report on Form 8-K in connection with this offering and incorporated by reference into the registration statement of which this prospectus supplement forms a part. Prospective investors should carefully review the terms and provisions of the form of Common Warrant for a complete description of the terms and conditions of the Common Warrants.
Duration and Exercise Price
Each Common Warrant offered hereby has an initial exercise price per share equal to $0.75. The Common Warrants are immediately exercisable and will expire on the fifth anniversary of the original issuance date. The exercise price and number of shares of common stock issuable upon exercise is subject to adjustment in the event of certain dilutive issuances, stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price.
Exercisability
The Common Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of such holder’s Common Warrant to the extent that the holder would own more than 4.99% (or, at the election of the purchaser, 9.99%) of the outstanding shares of common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding shares of common stock after exercising the holder’s Common Warrants up to 9.99% (or, at the election of the purchaser, 19.99%) of the number of shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Common Warrants. No fractional shares of common stock will be issued in connection with the exercise of a Common Warrant. In lieu of fractional shares, we will either pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share.
Cashless Exercise
If, at the time a holder exercises its Common Warrants, a registration statement registering the issuance of the shares of common stock underlying the Common Warrants under the Securities Act is not then effective or available, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the Common Warrants.
Fundamental Transaction
In the event of any fundamental transaction, as described in the Common Warrants and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our shares of common stock, then upon any subsequent exercise of a Common Warrant, the holder will have the right to receive as alternative consideration, for each share of common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of common stock of the successor or acquiring corporation of our company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of common stock for which the Common Warrant is exercisable immediately prior to such event. Notwithstanding the foregoing, in the event of a fundamental transaction, the holders of the Common Warrants have the right to require us or a successor entity to redeem the Common Warrants for cash in the amount of the Black-Scholes Value (as defined in each Common Warrant) of the unexercised portion of the Common Warrants concurrently with or within 30 days following the consummation of a fundamental transaction. However, in the event of a fundamental transaction which is not in our control, including a fundamental transaction not approved by our board of directors, the holders of the Common Warrants will only be entitled to receive from us or our successor entity, as of the date of consummation of such fundamental transaction the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of the Common Warrant that is being offered and paid to the holders of our common stock in connection with the fundamental transaction, whether that consideration is in the form of cash, stock or any combination of cash and stock, or whether the holders of our common stock are given the choice to receive alternative forms of consideration in connection with the fundamental transaction.
Transferability
Subject to applicable laws, a Common Warrant may be transferred at the option of the holder upon surrender of the Common Warrant to us together with the appropriate instruments of transfer and payment of funds sufficient to pay any transfer taxes (if applicable).
Exchange Listing
There is no trading market available for the Common Warrants on any securities exchange or nationally recognized trading system. We do not intend to list the Common Warrants on any securities exchange or nationally recognized trading system.
Right as a Stockholder
Except as otherwise provided in the Common Warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the Common Warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their Common Warrants.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR HOLDERS OF OUR COMMON STOCK, PRE-FUNDED WARRANTS AND COMMON WARRANTS

The following discussion describes the material U.S. federal income tax consequences of the acquisition, ownership and disposition of our common stock, pre-funded warrants and warrants acquired in this offering. This discussion is based on the current provisions of the Internal Revenue Code of 1986, as amended, or the Code, existing and proposed U.S. Treasury regulations promulgated thereunder, and administrative rulings and court decisions in effect as of the date hereof, all of which are subject to change at any time, possibly with retroactive effect. No ruling has been or will be sought from the Internal Revenue Service, or IRS, with respect to the matters discussed below, and there can be no assurance the IRS will not take a contrary position regarding the tax consequences of the acquisition, ownership or disposition of our common stock, pre-funded warrants and warrants, or that any such contrary position would not be sustained by a court.
We assume in this discussion that the shares of our common stock, pre-funded warrants and warrants will be held as capital assets (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxes, does not discuss the potential application of the Medicare contribution tax on net investment income or the alternative minimum tax and does not deal with state or local taxes, U.S. federal gift and estate tax laws, except as specifically provided below with respect to non-U.S. holders, or any non- U.S. tax consequences that may be relevant to holders in light of their particular circumstances. This discussion also does not address the special tax rules applicable to particular holders, such as

•financial institutions;
•brokers or dealers in securities or currencies or traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;
•tax-exempt organizations;
•pension plans;
•regulated investment companies, real estate investment trusts;
•owners that hold our common stock or warrants as part of a straddle, hedge, conversion transaction, synthetic security or other integrated investment;
•insurance companies;
•persons that own, or are deemed to own, more than 5% of our capital stock and/or pre-funded warrants (except to the extent specifically set forth below);
•entities or arrangements treated as partnerships for U.S. federal income tax purposes and other pass-through entities (and partners or other investors therein);
•controlled foreign corporations, passive foreign investment companies, or corporations that accumulate earnings to avoid U.S. federal income tax;
•persons subject to special tax accounting rules as a result of any item of gross income with respect to our common stock, pre-funded warrants or warrants being taken into account in an applicable financial statement;
•persons deemed to sell our common stock, pre-funded warrants or warrants under the constructive sale provisions of the Code; and
•certain U.S. expatriates and certain former citizens or long-term residents of the United States.

In addition, this discussion does not address the tax treatment of partnerships or other pass-through entities or persons who hold our common stock, pre-funded warrants or warrants through partnerships or other entities which are pass-through entities for U.S. federal income tax purposes. A partner in a partnership or other pass-through entity that will hold our common stock, pre-funded warrants or warrants should consult his, her or its own tax advisor regarding the tax consequences of the ownership and disposition of our common stock, pre-funded warrants or warrants through a partnership or other pass-through entity, as applicable.

This discussion of U.S. federal income tax considerations is for general information purposes only and is not tax advice. Prospective investors should consult their own tax advisors regarding the U.S. federal, state, local and non-

U.S. income and other tax considerations of acquiring, holding and disposing of our common stock, pre-funded warrants and warrants.

For the purposes of this discussion, a “U.S. Holder” means a beneficial owner of our common stock, pre-funded warrants or warrants that is, (or other entity classified as a partnership for U.S. federal income tax purposes:

(a) an individual who is a citizen or resident of the United States, (b) a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes), created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (c) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (d) a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons (within the meaning of Section 7701(a)(30) of the Code) have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person. A “Non-U.S. Holder” is, for U.S. federal income tax purposes, a beneficial owner of common stock, pre-funded warrants or warrants that is not a U.S. Holder or an entity or arrangement treated as a partnership for U.S. federal income tax purposes.
General Treatment of Pre-Funded Warrants

Although the law in this area is not completely settled, the pre-funded warrants are generally expected to be treated as shares of our common stock for U.S. federal income tax purposes and a holder of pre-funded warrants should generally be taxed in the same manner as a holder of common stock as described below, and not as a holder of a warrant as described below. Accordingly, no gain or loss should be recognized upon the exercise of a pre-funded warrant and, upon exercise, the holding period of a pre-funded warrant should carry over to the common shares received. Similarly, the tax basis of a pre-funded warrant should carry over to the common share received upon exercise, increased by the exercise price (if applicable). Holders should discuss with their tax advisor the consequences of the acquisition, ownership and disposition of the pre-funded warrants, as well as the exercise of, certain adjustments to, and any payments in respect of the pre-funded warrants (including potential alternative characterizations). The balance of this discussion generally assumes that the characterization described above is respected for U.S. federal income tax purposes.
Allocation of Purchase Price

For U.S. federal income tax purposes, the shares of common stock and warrants or pre-funded warrants and warrants acquired in this offering will be treated as an “investment unit” consisting of one share of common stock and a warrant to acquire two shares of our common stock or one pre-funded warrant and a warrant to acquire two shares of our common stock. The purchase price for each investment unit will be allocated between these two components in proportion to their relative fair market values at the time the unit is purchased by the holder. This allocation of the purchase price for each unit will establish the holder’s initial tax basis for U.S. federal income tax purposes in the share of common stock or pre-funded warrant and the warrant included in each unit. The separation of the share of common stock or pre-funded warrant and the warrant included in each unit should not be a taxable event for U.S. federal income tax purposes. Each holder should consult his, her or its own tax advisor regarding the allocation of the purchase price for a unit.
Tax Considerations Applicable to U.S. Holders

Exercise and Expiration of Warrants

In general, a U.S. Holder will not recognize gain or loss for U.S. federal income tax purposes upon exercise of a warrant. The U.S. Holder will take a tax basis in the shares acquired on the exercise of a warrant equal to the exercise price of the warrant, increased by the U.S. Holder’s adjusted tax basis in the warrant exercised (as determined pursuant to the rules discussed above). The U.S. Holder’s holding period in the shares of our common stock acquired on exercise of the warrant will begin on the date of exercise of the warrant, and will not include any period for which the U.S. Holder held the warrant.

In certain limited circumstances, a U.S. Holder may be permitted to undertake a cashless exercise of warrants into our common stock. The U.S. federal income tax treatment of a cashless exercise of warrants into our common stock is unclear, and the tax consequences of a cashless exercise could differ from the consequences upon the exercise of a warrant described in the preceding paragraph. U.S. Holders should consult their own tax advisors regarding the U.S. federal income tax consequences of a cashless exercise of warrants.

The lapse or expiration of a warrant will be treated as if the U.S. Holder sold or exchanged the warrant and recognized a capital loss equal to the U.S. Holder’s tax basis in the warrant. The deductibility of capital losses is subject to limitations.
Certain Adjustments to and Distributions on Warrants

Under Section 305 of the Code, an adjustment to the number of shares of common stock issued on the exercise of the warrants or an adjustment to the exercise price of the warrants may be treated as a constructive distribution to a U.S. Holder of the warrants if, and to the extent that, such adjustment has the effect of increasing such U.S. Holder’s proportionate interest in our “earnings and profits” or assets, depending on the circumstances of such adjustment (for example, if such adjustment is to compensate for a distribution of cash or other property to our shareholders). An adjustment made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing dilution should generally not be considered to result in a constructive distribution. Any such constructive distribution would be taxable whether or not there is an actual distribution of cash or other property to the holders of warrants. In certain circumstances, if we were to make a distribution in cash or other property with respect to our common stock after the issuance of the warrants, then we may make a corresponding distribution to the holders of the warrants. The taxation of a distribution received with respect to a warrant is unclear. It is possible such a distribution would be treated as a distribution (or constructive distribution), although other treatments are possible. For more information regarding the U.S. federal income tax considerations related to distributions, see the discussion below regarding “—Distributions.” U.S. Holders should consult their tax advisors regarding the proper treatment of any adjustments to the warrants and any distributions with respect to the warrants.
Distributions

As discussed above, we currently intend to retain any future earnings to invest in our business and do not expect to pay any dividends in the foreseeable future. In the event that we do make distributions on our common stock to a U.S. Holder, those distributions generally will constitute dividends for U.S. tax purposes to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that is applied against and reduces, but not below zero, a U.S. Holder’s adjusted tax basis in our common stock. Any remaining excess will be treated as gain realized on the sale or exchange of our common stock as described below under the section titled “–Disposition of Our Common Stock or Warrants.” Under current law, if certain requirements are met, a preferential U.S. federal income tax rate will apply to any dividends paid to the beneficial owner of our common stock who is an individual U.S. Holder and meets certain holding period requirements.

Distributions constituting dividends for U.S. federal income tax purposes that are made to U.S. Holders that are corporate shareholders may qualify for the dividends received deduction, or DRD, which is generally available to corporate shareholders. No assurance can be given that we will have sufficient earnings and profits (as determined for U.S. federal income tax purposes) to cause any distributions to be eligible for a DRD. In addition, a DRD is available only if certain holding periods and other taxable income requirements are satisfied.

The taxation of a distribution received with respect to a pre-funded warrant is unclear. It is possible such a distribution would be treated as a distribution as described in this section, although other treatments may also be possible. Holders should consult their tax advisors regarding the proper treatment of any payments in respect of the pre-funded warrants.
Disposition of Our Common Stock or Warrants

Upon a sale or other taxable disposition of our common stock or warrants, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in the common stock or warrants. Capital gain or loss will constitute long-term capital gain or loss if the U.S. Holder’s holding period for the common stock or warrants exceeds one year. The deductibility of capital losses is subject to certain limitations. U.S. Holders who recognize losses with respect to a disposition of our common stock or warrants should consult their own tax advisors regarding the tax treatment of such losses.

Information Reporting and Backup Withholding

Information reporting requirements generally will apply to payments of dividends (including constructive dividends) on the common stock and warrants and to the proceeds of a sale or other disposition of common stock and warrants paid by us to a U.S. Holder unless such U.S. Holder is an exempt recipient, such as a corporation. Backup withholding (at the applicable rate, currently 24%) will apply to those payments if the U.S. Holder fails to provide the holder’s taxpayer identification number, or certification of exempt status, or if the holder otherwise fails to comply with applicable requirements to establish an exemption.

Backup withholding is not an additional tax. Rather, any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the U.S. Holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS. U.S. Holders should consult their own tax advisors regarding their qualification for exemption from information reporting and backup withholding and the procedure for obtaining such exemption.
Tax Considerations Applicable to Non-U.S. Holders

Exercise and Expiration of Warrants

In general, a Non-U.S. Holder will not recognize gain or loss for U.S. federal income tax purposes upon the exercise of warrants into shares of common stock. The U.S. federal income tax treatment of a cashless exercise of warrants into our common stock is unclear. A Non-U.S. Holder should consult his, her, or its own tax advisor regarding the U.S. federal income tax consequences of a cashless exercise of warrants.

The expiration of a warrant will be treated as if the Non-U.S. Holder sold or exchanged the warrant and recognized a capital loss equal to the Non-U.S. Holder’s tax basis in the warrant. However, a Non-U.S. Holder will not be able to utilize a loss recognized upon expiration of a warrant against the Non-U.S. Holder’s U.S. federal income tax liability unless the loss is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if an income tax treaty applies, is attributable to a permanent establishment or fixed base in the United States) or is treated as a U.S.-source loss and the Non-U.S. Holder is present 183 days or more in the taxable year of disposition and certain other conditions are met.
Certain Adjustments to and Distributions on Warrants

As described under “—U.S. Holders –Certain Adjustments to and Distributions on Warrants,” an adjustment to the warrants could result in a constructive distribution to a Non-U.S. Holder, which would be treated as described under “—Distributions” below, and the tax treatment of distributions on the warrants is unclear. Any resulting withholding tax attributable to deemed dividends would be collected from other amounts payable or distributable to the Non-U.S. Holder. Non-U.S. Holders should consult their tax advisors regarding the proper treatment of any adjustments to and distributions on the warrants.

Distributions

As discussed above, we currently intend to retain any future earnings to invest in our business and do not expect to pay any dividends in the foreseeable future. In the event that we do make distributions on our common stock to a Non-U.S. Holder, those distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as described in “—U.S. Holders – Distributions.”

Any distribution (including constructive distributions) on our common stock that is treated as a dividend paid to a Non-U.S. Holder that is not effectively connected with the holder’s conduct of a trade or business in the United States will generally be subject to withholding tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and the Non-U.S. Holder’s country of residence. To obtain a reduced rate, of withholding under a treaty, a Non-U.S. Holder generally will be required to provide the applicable withholding agent with a properly executed IRS Form W-8BEN, IRS Form W-8BEN-E or other appropriate form, certifying the Non-U.S. Holder’s entitlement to benefits under that treaty. Such form must be provided prior to the payment of dividends and must be updated periodically. If a Non-U.S. Holder holds stock through a financial institution or other agent acting on the holder’s behalf, the holder will be required to provide appropriate documentation to such agent. The holder’s agent may then be required to provide certification to the applicable withholding agent, either directly or through other intermediaries. If you are eligible for a reduced rate of U.S.

withholding tax under an income tax treaty, you should consult with your own tax advisor to determine if you are able to obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim for a refund with the IRS.

We generally are not required to withhold tax on dividends paid (or constructive dividends deemed paid) to a Non-U.S. Holder that are effectively connected with the holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that the holder maintains in the United States) if a properly executed IRS Form W-8ECI, stating that the dividends are so connected, is furnished to us (or, if stock is held through a financial institution or other agent, to the applicable withholding agent). In general, such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular graduated rates applicable to U.S. persons. A corporate Non-U.S. Holder receiving effectively connected dividends may also be subject to an additional “branch profits tax,” which is imposed, under certain circumstances, at a rate of 30% (or such lower rate as may be specified by an applicable treaty) on the corporate Non- U.S. Holder’s effectively connected earnings and profits, subject to certain adjustments.

The taxation of a distribution received with respect to a pre-funded warrant is unclear. It is possible such a distribution would be treated as a distribution as described in this section, although other treatments may also be possible. Non-U.S. Holders should consult their own tax advisors regarding the proper treatment of any payments in respect of the pre-funded warrants.

See also the sections below titled “—Backup Withholding and Information Reporting” and “—Foreign Accounts” for additional withholding rules that may apply to dividends paid to certain foreign financial institutions or non-financial foreign entities.
Disposition of Our Common Stock or Warrants

Subject to the discussions below under the sections titled “—Backup Withholding and Information Reporting” and “—Foreign Accounts” a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax with respect to gain realized on a sale or other disposition of our common stock or warrants unless:

•the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States, and if an applicable income tax treaty so provides, the gain is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States; in these cases, the Non-U.S. Holder will be taxed on a net income basis at the regular graduated rates and in the manner applicable to U.S. persons, and if the Non-U.S. Holder is a corporation, an additional branch profits tax at a rate of 30%, or a lower rate as may be specified by an applicable income tax treaty, may also apply;
•the Non-U.S. Holder is a nonresident alien present in the United States for 183 days or more in the taxable year of the disposition and certain other requirements are met, in which case the Non-U.S. Holder will be subject to a 30% tax (or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence) on the net gain derived from the disposition, which may be offset by certain U.S.-source capital losses of the Non- U.S. Holder, if any; or
•our common stock constitutes a U.S. real property interest because we are, or have been at any time during the five-year period preceding such disposition (or the Non-U.S. Holder’s holding period for the common stock or warrants, if shorter), a “U.S. real property holding corporation,” unless our common stock is regularly traded on an established securities market and the Non-U.S. Holder held no more than 5% of our outstanding common stock, directly or indirectly, during the shorter of the five-year period ending on the date of the disposition or the period that the Non-U.S. Holder held our common stock. Special rules may apply to the determination of the 5% threshold in the case of a holder of a warrant. Non-U.S. Holders are urged to consult their own tax advisors regarding the effect of holding our warrants on the calculation of such 5% threshold. Generally, a corporation is a “U.S. real property holding corporation” if the fair market value of its “U.S. real property interests” (as defined in the Code and applicable regulations) equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. Although there can be no assurance, we believe that we are not currently, and we do not anticipate becoming, a “U.S. real property holding corporation” for U.S. federal income tax purposes. No assurance can be provided that our common stock will be regularly traded on an established securities market for purposes of the rules described above. Special rules may apply to non-U.S. holders of pre-funded warrants, who should consult their tax advisors. Non-U.S. Holders are urged to consult their own tax advisors regarding the U.S. federal income tax considerations that could result if we are, or become, a “U.S. real property holding corporation.”
Backup Withholding and Information Reporting

We must report annually to the IRS and to each Non-U.S. Holder the gross amount of the distributions (including constructive distributions) on our common stock or warrants paid to such holder and the tax withheld, if any, with respect to such distributions. Non-U.S. Holders may have to comply with specific certification procedures to establish that the holder is not a U.S. person (as defined in the Code) in order to avoid backup withholding at the applicable rate, currently 24%, with respect to dividends (or constructive dividends) on our common stock or warrants. Generally, a holder will comply with such procedures if it provides a properly executed IRS Form W-8BEN, IRS Form W-8BEN-E (or other applicable IRS Form W-8) or otherwise meets documentary evidence requirements for establishing that it is a Non-U.S. Holder, or otherwise establishes an exemption. Dividends paid to Non-U.S. Holders subject to withholding of U.S. federal income tax, as described above under the heading “—Dividends,” will generally be exempt from U.S. backup withholding.

Information reporting and backup withholding generally will apply to the proceeds of a disposition of our common stock or warrants by a Non-U.S. Holder effected by or through the U.S. office of any broker, U.S. or foreign, unless the holder certifies its status as a Non-U.S. Holder and satisfies certain other requirements, or otherwise establishes an exemption. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a Non-U.S. Holder where the transaction is effected outside the United States through a non-U.S. office of a broker. However, for information reporting purposes, dispositions effected through a non-U.S. office of a broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker. Non-U.S. Holders should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.

Copies of information returns may be made available to the tax authorities of the country in which the Non-U.S. Holder resides or is incorporated under the provisions of a specific treaty or agreement.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder can be refunded or credited against the Non-U.S. Holder’s U.S. federal income tax liability, if any, provided that an appropriate claim is timely filed with the IRS.
Foreign Accounts

Code Sections 1471-1474, commonly referred to as the Foreign Account Tax Compliance Act, or FATCA, and the Treasury Regulations issued thereunder generally impose a U.S. federal withholding tax of 30% on dividends on, and, subject to the proposed Treasury Regulations discussed below, the gross proceeds from a sale or other disposition of, our common stock or warrants such institution enters into an agreement with the U.S. government to, among other things, withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding the U.S. account holders of such institution (which include certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or otherwise establishes an exemption. FATCA also generally imposes a U.S. federal withholding tax of 30% on dividends on, and, subject to the proposed Treasury Regulations discussed below, the gross proceeds from a sale or other disposition of, our common stock or warrants paid to a “non-financial foreign entity” (as defined under these rules) unless such entity provides the withholding agent with a certification identifying the direct and indirect U.S. owners of the entity, certifies that it does not have any substantial U.S. owners, or otherwise establishes an exemption. The withholding obligations under FATCA generally apply to dividends on our common stock or warrants. The U.S. Department of the Treasury has issued proposed Treasury Regulations providing that, if finalized in their present form, the withholding obligations under FATCA would not apply with respect to payment of gross proceeds from a sale or other disposition of common stock or warrants. The proposed Treasury Regulations may be relied upon until final Treasury Regulations are issued. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of taxes withheld under FATCA. An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this paragraph. Non-U.S. Holders are encouraged to consult with their own tax advisors regarding the possible implications of FATCA on their investment in our common stock or warrants.

The preceding discussion of material U.S. federal tax considerations is for information only. It is not tax advice. Prospective investors should consult their own tax advisors regarding the particular U.S. federal, state, local and non-U.S. tax consequences of purchasing, holding and disposing of our common stock, pre-funded warrants or warrants, including the consequences of any proposed changes in applicable laws.

UNDERWRITING

We are offering the shares of common stock, Pre-Funded Warrants and accompanying Common Warrants described in this prospectus supplement through Piper Sandler & Co. as sole book-running manager. We have entered into an underwriting agreement with Piper Sandler & Co., as representative of the several underwriters named below. The underwriting agreement provides that the obligations of the underwriters are subject to certain conditions precedent, including approval of legal matters by their counsel. The underwriters have the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part. Subject to the terms and conditions set forth in the underwriting agreement, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the number of shares of common stock, Pre-Funded Warrants and accompanying Common Warrants listed opposite its name below.

Underwriter	Number of Shares of Common Stock	Number of Pre-Funded Warrants	Number of Shares Underlying Accompanying Common Warrants
Piper Sandler & Co.	22,665,000	12,835,000	71,000,000
Total	22,665,000	12,835,000	71,000,000

Discounts and Commissions

The underwriters have advised us that they propose to offer the shares of common stock, Pre-Funded Warrants and accompanying Common Warrants directly to the public at the offering prices set forth on the cover page of this prospectus supplement. The underwriters propose to offer the shares of common stock, Pre-Funded Warrants and accompanying Common Warrants to certain dealers at the same price less a concession of not more than $0.02925 per share and accompanying two Common Warrants and $0.029211 per Pre-Funded Warrant and accompanying two Common Warrants. After the offering, these figures may be changed by the underwriters.

The underwriting fee per share of common stock and accompanying Common Warrants is equal to the public offering price per share of common stock and accompanying Common Warrants less the amount paid by the underwriters to us per share of common stock and accompanying Common Warrants. The underwriting fee per Pre-Funded Warrant and accompanying Common Warrants is equal to the public offering price per Pre-Funded Warrant and accompanying Common Warrants less the amount paid by the underwriters to us per Pre-Funded Warrant and accompanying Common Warrants. The following table shows the per share of common stock and accompanying Common Warrants and price per Pre-Funded Warrant and accompanying Common Warrants and total underwriting discounts and commissions to be paid by the underwriters in connection with the offering:

	Per Share of Common Stock and Accompanying Common Warrants	Per Pre-Funded Warrant and Accompanying Common Warrants
Public offering price	0.75	0.749
Underwriting discounts and commissions	0.04875	0.048685
Proceeds, before expenses, to us	0.70125	0.700315

We estimate that the total fees and expenses payable by us, excluding underwriting discounts and commissions, will be approximately $0.5 million. We have also agreed to reimburse the underwriters for expenses relating to clearance of the offering with the Financial Industry Regulatory Authority and compliance with state securities or “blue sky” laws up to $25,000. We have also agreed to reimburse the underwriters for certain other expenses incurred by them in connection with the offering.

We will also pay $480,000 in advisory fees to a financial advisor.

Indemnification of Underwriters

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that the underwriters may be required to make in respect of those liabilities.

No Sales of Similar Securities

We and all of our directors and executive officers have agreed that, without the prior written consent of Piper Sandler & Co. we and they will not, and will not publicly disclose an intention to, during the period ending 90 days after the date of this prospectus supplement (the “restricted period”):
•sell, offer to sell, contract to sell or lend, effect any short sale or establish or increase a put equivalent position or liquidate or decrease any call equivalent position, pledge, hypothecate or grant any security interest in, sell any option or contract to purchase, purchase any option or contract to sell, or in any other way transfer or dispose of, any shares of common stock or any securities convertible into or exchangeable or exercisable for shares of common stock;
•subject to certain limited exceptions, file any registration statement with the Securities and Exchange Commission relating to the offering of any shares of common stock or any securities convertible into or exercisable or exchangeable for shares of common stock; or
•enter into any swap, hedge or any other agreement or transaction that transfers, in whole or in part, the economic consequence of ownership of common stock, or any securities convertible into or exercisable or exchangeable for common stock, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise, whether any such transaction described above is to be settled by delivery of shares of common stock or such other securities, in cash or otherwise.

In addition, we are prohibited from effecting or entering into an agreement to effect any issuance by us or any of our subsidiaries of common stock or any securities of us or our subsidiaries which would entitle the holder thereof to acquire at any time common stock (including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, common stock (or a combination of units thereof)) involving a variable rate transaction.

The lock-up restrictions on us described above do not apply to the issuance of:
•shares of common stock upon the conversion of convertible notes or the exercise of issued and outstanding warrants described in this prospectus supplement and the accompanying prospectus, provided that such securities have not been amended since the date of this prospectus supplement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities or to extend the term of such securities; or
•shares of common stock or options to purchase common stock or issue securities upon exercise of options, pursuant to any stock option, stock bonus or other stock plan or arrangement described in this prospectus supplement and the accompanying prospectus.

The lock-up restrictions described above do not apply to transfers by our directors and executive officers:
•as a bona fide gift or gifts;
•to any trust for the direct or indirect benefit of the person or the immediate family of the person;
•pursuant to a qualified domestic order or in connection with a divorce settlement;
•to any investment fund, family partnership, family limited liability company or other entity controlled or managed by the person;
•if the restricted period applies to a corporation, partnership, limited liability company, trust or other business entity (i) to another corporation, partnership, limited liability company, trust or other business entity that is a direct or indirect affiliate of such business entity or (ii) as distributions of shares of common stock or any security convertible into or exercisable for common stock to limited partners, limited liability company members or stockholders of the business entity or holders of similar equity interests in such business entity;

•by will or intestate succession to the legal representative, heir, beneficiary or immediate family of the person upon the death of such person;
•to us in connection with any contractual arrangement in effect as of the date of this prospectus supplement and described in this prospectus supplement and the accompanying prospectus, that provides for the repurchase of the person’s shares by us in connection with the termination of the undersigned’s service with us;
In addition, nothing shall prohibit our directors and executive officers from:
•exercising or exchanging any option or warrant to acquire any shares of common stock or options to purchase shares of common stock, in each case on a cash or on a “cashless” or “net exercise” basis, pursuant to any equity incentive plan or arrangement described in this prospectus supplement and the accompanying prospectus;
•receiving any securities directly from us, including, but not limited to, equity awards received pursuant to any equity incentive plans or arrangements described in this prospectus supplement and the accompanying prospectus; or
•transferring securities to satisfy tax withholding obligations pursuant to any equity incentive plans or arrangements described in this prospectus supplement and the accompanying prospectus.
Piper Sandler & Co. may in its sole discretion, may release the shares of common stock and other securities subject to the lock-up restrictions described above in whole or in part at any time.
Listing
Our common stock is listed on The Nasdaq Stock Market under the symbol “EVFM.” There is no established trading market for the Pre-Funded Warrants or the Common Warrants, and we do not expect a trading market to develop. We do not intend to list the Pre-Funded Warrants or the Common Warrants on any securities exchange or nationally recognized trading system. Without a trading market, the liquidity of the Pre-Funded Warrants and the Common Warrants will be extremely limited.
Price Stabilization, Short Positions and Penalty Bids
To facilitate the offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock during and after the offering. Specifically, the underwriters may over-allot or otherwise create a short position in the common stock for their own account by selling more shares of common stock than we have sold to them. Short sales involve the sale by the underwriters of a greater number of shares than the underwriters are required to purchase in the offering. The underwriters may close out any short position by purchasing shares in the open market.
In addition, the underwriters may stabilize or maintain the price of the common stock by bidding for or purchasing shares of common stock in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if shares of common stock previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the common stock at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of the common stock to the extent that it discourages resales of the common stock. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on The Nasdaq Stock Market or otherwise and, if commenced, may be discontinued at any time. The underwriters may also engage in passive market making transactions in our common stock. Passive market making consists of displaying bids on The Nasdaq Stock Market limited by the prices of independent market makers and effecting purchases limited by those prices in response to order flow. Rule 103 of Regulation M promulgated by the SEC limits the amount of net purchases that each passive market maker may make and the displayed size of each bid. Passive market making may stabilize the market price of the common stock at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.
Electronic Distribution

This prospectus supplement and the accompanying prospectus in electronic format may be made available on the web sites maintained by one or more of the underwriters and the underwriters may distribute prospectuses and prospectus supplements electronically.
Affiliations
From time to time in the ordinary course of its businesses, the underwriters and certain of their affiliates have engaged, and may in the future engage, in commercial banking or investment banking transactions with us and our affiliates.
Selling Restrictions
European Economic Area
In relation to each Member State of the European Economic Area (each a “Relevant State”), no securities have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that the securities may be offered to the public in that Relevant State at any time:
(a) to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;
(b) to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or
(c) in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of the securities shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.
For the purposes of this provision, the expression an “offer to the public” in relation to the securities in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
United Kingdom
No securities have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the securities which has been approved by the Financial Conduct Authority, except that the securities may be offered to the public in the United Kingdom at any time:
(a) to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;
(b) to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or
(c) in any other circumstances falling within Section 86 of the Financial Services and Markets Act 2000 (“FSMA”).
provided that no such offer of the securities shall require us or any underwriter to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to the securities in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.
Canada
The securities may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Hong Kong
The securities have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”) of Hong Kong and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong) (the “CO”) or which do not constitute an offer to the public within the meaning of the CO. No advertisement, invitation or document relating to the securities has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.
Singapore
Each underwriter has acknowledged that this prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter has represented and agreed that it has not offered or sold any securities or caused the securities to be made the subject of an invitation for subscription or purchase and will not offer or sell any securities or cause the securities to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this securities or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities, whether directly or indirectly, to any person in Singapore other than:
(a) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA;
(b) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA; or
(c) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or
(b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the securities pursuant to an offer made under Section 275 of the SFA except:
(i) to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;
(ii) where no consideration is or will be given for the transfer;
(iii) where the transfer is by operation of law;
(iv) as specified in Section 276(7) of the SFA; or
(v) as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.
Switzerland
The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document does not constitute a prospectus within the meaning of, and has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this document nor any other offering or marketing material relating to the offering, the Company, the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of securities.
United Arab Emirates
The securities have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus does not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and is not intended to be a public offer. This prospectus has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the Dubai Financial Services Authority.
France
Neither this prospectus nor any other offering material relating to the securities described in this prospectus has been submitted to the clearance procedures of the Autorité des Marchés Financiers or by the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus nor any other offering material relating to the securities has been or will be:
•released, issued, distributed or caused to be released, issued or distributed to the public in France; or

•used in connection with any offer for subscription or sale of the securities to the public in France. Such offers, sales and distributions will be made in France only:
•to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with, Articles L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier;
•to investment services providers authorized to engage in portfolio management on behalf of third parties; or
•in a transaction that, in accordance with article L.411-2-II-1°-or-2°-or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne).
The securities may be resold directly or indirectly, only in compliance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.
Bermuda
The securities may be offered or sold in Bermuda only in compliance with the provisions of the Investment Business Act of 2003 of Bermuda which regulates the sale of securities in Bermuda. Additionally, non-Bermudian persons (including companies) may not carry on or engage in any trade or business in Bermuda unless such persons are permitted to do so under applicable Bermuda legislation.
Australia
This prospectus:
•does not constitute a disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001 (Cth) (the “Corporations Act”);
•has not been, and will not be, lodged with the Australian Securities and Investments Commission (“ASIC”), as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document for the purposes of the Corporations Act; and
•may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors, available under section 708 of the Corporations Act (“Exempt Investors”).
The securities may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the securities may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any securities may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the securities, you represent and warrant to us that you are an Exempt Investor.
As any offer of securities under this document will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the securities you undertake to us that you will not, for a period of 12 months from the date of issue of the securities, offer, transfer, assign or otherwise alienate those securities to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.
Japan
The securities have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the securities nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

LEGAL MATTERS

The validity of the securities being offered by this prospectus supplement will be passed upon for us by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., San Diego, California. Cooley LLP, San Francisco, California is acting as counsel to the underwriter in connection with this offering.

EXPERTS

The financial statements of Evofem Biosciences, Inc. as of December 31, 2021 and 2020, and for each of the two years in the period ended December 31, 2021 incorporated by reference in this prospectus supplement, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities being offered under this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities being offered under this prospectus supplement and the accompanying prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including Evofem. The SEC’s website can be found at www.sec.gov.

These documents are also available, free of charge, through the Investors section of our website. We maintain a website at www.evofem.com. Information contained in or accessible through our website does not constitute a part of this prospectus supplement or the accompanying prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The documents incorporated by reference into this prospectus supplement contain important information that you should read about us.

The following documents are incorporated by reference into this prospectus supplement:

•our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 10, 2022;
•our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, filed with the SEC on May 10, 2022;
•our Current Reports on Form 8-K filed with the SEC on January 13, 2022, February 16, 2022, February 28, 2022, March 1, 2022, March 21, 2022, March 24, 2022, April 7, 2022 (two filings), May 5, 2022 and May 20, 2022 (except for the information furnished under Items 2.02 or 7.01); and
•the description of our common stock contained in our Registration Statement on Form 8-A filed on November 18, 2014, and any amendment or report filed for the purpose of updating such description.

We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of this prospectus supplement, or (ii) after the date of this prospectus supplement but prior to the termination of the offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.
We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits which are specifically incorporated by reference into such documents. Requests should be directed to: Evofem Biosciences, Inc., 12400 High Bluff Drive, Suite 600, San Diego, California 92130, (858) 550-1900.
Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this document will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes the statement.

PROSPECTUS

EVOFEM BIOSCIENCES, INC.
$150,000,000
COMMON STOCK
PREFERRED STOCK
DEBT SECURITIES
WARRANTS
RIGHTS
UNITS

This prospectus will allow us to issue, from time to time at prices and on terms to be determined at or prior to the time of the offering, up to $150,000,000 of any combination of the securities described in this prospectus, either individually or in units. We may also offer common stock or preferred stock upon conversion of or exchange for the debt securities; common stock upon conversion of or exchange for the preferred stock; common stock, preferred stock or debt securities upon the exercise of warrants, rights or performance of purchase contracts; or any combination of these securities upon the performance of purchase contracts.
This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide you with the specific terms of any offering in one or more supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any prospectus supplement, as well as any documents incorporated by reference into this prospectus or any prospectus supplement, carefully before you invest.
Our securities may be sold directly by us to you, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. If any underwriters or agents are involved in the sale of our securities with respect to which this prospectus is being delivered, the names of such underwriters or agents and any applicable fees, and commissions or discounts will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.
Our common stock is listed on The Nasdaq Capital Market under the symbol “EVFM.” On July 27, 2021, the last reported sale price of our common stock was $0.8373 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on The Nasdaq Capital Market or any securities market or other securities exchange of the securities covered by the prospectus supplement. Prospective purchasers of our securities are urged to obtain current information as to the market prices of our securities, where applicable.

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks that we have described on page 4 of this prospectus under the caption “Risk Factors.” We may include specific risk factors in supplements to this prospectus under the caption “Risk Factors.” This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 5, 2021.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”), utilizing a “shelf” registration process. Under this shelf registration process, we may offer shares of our common stock and preferred stock, various series of debt securities and/or warrants or rights to purchase any of such securities, either individually or in units, in one or more offerings, with a total value of up to $150,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering.
This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. The prospectus supplement will also add, update or change information contained or incorporated by reference in this prospectus. However, no prospectus supplement will offer a security that is not registered and described in this prospectus at the time of its effectiveness. This prospectus, together with the applicable prospectus supplements and the documents incorporated by reference into this prospectus, includes material information relating to the offering of securities under this prospectus. You should carefully read this prospectus, the applicable prospectus supplement, the information and documents incorporated herein by reference and the additional information under the heading “Where You Can Find More Information” before making an investment decision.
You should rely only on the information we have provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated herein by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
This prospectus may not be used to consummate sales of our securities, unless it is accompanied by a prospectus supplement. To the extent there are inconsistencies between any prospectus supplement, this prospectus and any documents incorporated by reference, the document with the most recent date will control.
Unless the context otherwise requires, “Evofem,” “EVFM,” “the Company,” “we,” “us,” “our” and similar terms refer to Evofem Biosciences, Inc. and its subsidiaries.

PROSPECTUS SUMMARY
This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus and the applicable prospectus supplement, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in the applicable prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus or any prospectus supplement. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.
Unless the context indicates otherwise, as used in this prospectus, (i) the terms “Evofem Biosciences,” “Evofem,” “the Company,” “we,” “us” and “our” refer to Evofem Biosciences, Inc., a Delaware corporation, and its subsidiaries, and (ii) the term "Private Evofem" refers to Evofem Biosciences Operations, Inc. and its subsidiaries prior to the closing of the Merger as described in the section entitled “The Merger” appearing elsewhere in this prospectus.
Overview
We are a San Diego-based commercial-stage biopharmaceutical company committed to developing and commercializing innovative products to address unmet needs in women’s sexual and reproductive health.
Phexxi as a Contraceptive
Our first commercial product, Phexxi® (lactic acid, citric acid, and potassium bitartrate) vaginal gel (“Phexxi”), was approved by the U.S. Food and Drug Administration (“FDA”) on May 22, 2020 and commercially launched in the United States in September 2020. Phexxi is the first and only FDA approved hormone-free, woman-controlled, on-demand prescription contraceptive gel for women. In addition, we are advancing our lead product candidate EVO100 vaginal gel (“EVO100”) through a pivotal Phase 3 clinical trial for the prevention of urogenital transmission of both Chlamydia trachomatis infection (“chlamydia”) and Neisseria gonorrhoeae infection (“gonorrhea”) in women (we refer to this trial as “EVOGUARD”).
EVO100: Our STI Preventive Product Candidate
Our lead product candidate, EVO100, is an antimicrobial vaginal gel under evaluation for the prevention of chlamydia and gonorrhea in women - two of the most pervasive sexually transmitted infections (“STIs”) in the United States. Currently, there are no FDA‑approved prescription products for the prevention of either of these commonly reported STIs.
According to the Centers for Disease Control and Prevention (“CDC”), any sexually active person can be infected with chlamydia and/or gonorrhea. Despite the CDC recommendation for condom use to prevent STIs, U.S. rates of infection with chlamydia and gonorrhea climbed in 2019 for the sixth consecutive year. Based on these reports, an estimated 78 million women 18-65 years of age who are sexually active in the United States could be at risk to contract these STIs.
Based on the positive and statistically significant top-line results of our Phase 2B/3 AMPREVENCE trial, we initiated our Phase 3 EVOGUARD clinical trial in October 2020. This randomized, placebo-controlled pivotal trial is designed to enroll 1,730 women with a prior chlamydia or gonorrhea infection and who are at risk for future infection. Participants are enrolled for a 16-week interventional phase followed by a one-month follow-up period. As of June 30, 2021, all 90 planned study sites have been activated and screening and enrollment is underway. We expect to complete enrollment in the fourth quarter of 2021 and to report top-line EVOGUARD results in mid-2022. Assuming positive results from the trial, we expect to submit a supplemental New Drug Application for EVO100 by the end of 2022.
The FDA has granted Fast Track designation to EVO100 for the prevention of chlamydia in women and has designated it a Qualified Infectious Disease Product (“QIDP”) for the prevention of gonorrhea in women. QIDP designation provides several important potential advantages, including qualification for the FDA Fast Track program and longer market exclusivity, among others.
COVID-19 Pandemic
The current worldwide pandemic related to a novel strain of a virus named severe acute respiratory syndrome coronavirus 2 (SARS-CoV-2) (coronavirus), which causes coronavirus disease 2019 (“COVID-19”) has presented substantial public health and economic challenges and is affecting our employees, customers, communities and business operations, as well as the U.S. and global economies and financial markets.
Any disruptions in the commercialization of Phexxi and/or the completion of our clinical trials, data analysis or readouts and/or any disruption in our supply chain could have a material adverse effect on our business, results of operations and financial condition. The full extent to which the COVID-19 pandemic will directly or indirectly impact our business, results of operations and financial condition will depend on future developments that are highly uncertain, including as a result of new information that may emerge concerning COVID-19, the success of ongoing COVID-19 vaccination efforts, the emergence, prevalence and strength of variant strains, and the actions taken to contain or treat the disease, as well as the economic impact on local, regional, national and international markets.
Additional Information
For additional information related to our business and operations, please refer to the reports incorporated herein by reference, including our Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on March 4, 2021, as described in the section entitled “Incorporation of Documents by Reference” beginning on page 23 of this prospectus.
Our Corporate Information
We were originally incorporated in Delaware in February 2007 as “Lipothera, Inc.” In September 2008, we changed our name to “Lithera, Inc.” and in August 2014, we changed our name to “Neothetics, Inc.” On January 17, 2018, upon completion of the Merger, we changed our name to “Evofem Biosciences, Inc.” Our principal corporate offices are located at 12400 High Bluff Drive, Suite 600, San Diego, California 92130 and our telephone number is (858) 550-1900. Our website is located at www.evofem.com. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to reports filed pursuant to Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), will be made available free of charge on our website as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.
Offerings Under This Prospectus
Under this prospectus, we may offer shares of our common stock and preferred stock, various series of debt securities and/or warrants or rights to purchase any of such securities, either individually or in units, with a total value of up to $150,000,000, from time to time at prices and on terms to be determined by market conditions at the time of the offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:
•designation or classification;
•aggregate principal amount or aggregate offering price;
•maturity, if applicable;
•rates and times of payment of interest or dividends, if any;
•redemption, conversion or sinking fund terms, if any;
•voting or other rights, if any; and
•conversion or exercise prices, if any.

The prospectus supplement also may add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.
We may sell the securities directly to investors or to or through agents, underwriters or dealers. We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we offer securities through agents or underwriters, we will include in the applicable prospectus supplement:
•the names of those agents or underwriters;
•applicable fees, discounts and commissions to be paid to them;
•details regarding over-allotment options, if any; and
•the net proceeds to us.

This prospectus may not be used to consummate a sale of any securities unless it is accompanied by a prospectus supplement.

RISK FACTORS
Investing in our securities involves significant risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in Evofem. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” included in our most recent annual report on Form 10-K, as revised or supplemented by our subsequent quarterly reports on Form 10-Q or our current reports on Form 8-K that we have filed with the SEC, all of which are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference in this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act that relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Words such as, but not limited to, “anticipate,” “aim,” “believe,” “contemplate,” “continue,” “could,” “design,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible, “potential,” “predict,” “project,” “seek,” “should,” “suggest,” “strategy,” “target,” “will,” “would,” and similar expressions or phrases, or the negative of those expressions or phrases, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus and incorporated by reference in this prospectus, we caution you that these statements are based on our projections of the future that are subject to known and unknown risks and uncertainties and other factors that may cause our actual results, level of activity, performance or achievements expressed or implied by these forward-looking statements, to differ. The sections in our periodic reports, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, entitled “Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as other sections in this prospectus and the documents or reports incorporated by reference in this prospectus, discuss these risks and some of the factors that could contribute to these differences. These forward-looking statements include, among other things, statements about:
•our ability to achieve and sustain profitability;
•our estimates regarding our future performance, including without limitation, any estimates of potential future revenues;
•the rate and degree of market acceptance of Phexxi® (lactic acid, citric acid, and potassium bitartrate);
•our ability to successfully commercialize Phexxi and continue to develop our sales and marketing capabilities;
•our strategic plans for our business, including the commercialization of Phexxi;
•our estimates regarding expenses, revenues, financial performance and capital requirements, including the length of time our capital resources will sustain our planned operations;
•our ability to raise additional capital to fund our operations;
•our ability to continue as a going concern;
•the ongoing pandemic related to a novel strain of a virus named severe acute respiratory syndrome coronavirus 2, which causes COVID-19, including, without limitation, its impact on our business and commercialization of Phexxi;
•the potential for changes to current regulatory mandates requiring health insurance plans to cover FDA-cleared or approved contraceptive products without cost sharing;
•our ability to obtain or maintain third-party payer coverage and adequate reimbursement, and our reliance on the willingness of patients to pay out-of-pocket for Phexxi absent full or partial third-party payer reimbursement;
•our ability to obtain the necessary regulatory approvals to market and commercialize EVO100 vaginal gel for prevention of urogenital transmission of chlamydia and gonorrhea in women, and any other product candidate we may seek to develop;
•the success, cost and timing of our clinical trials;
•our top-line or initial clinical trial data, which are subject to adjustment and revision;
•our ability to protect and defend our intellectual property position and our reliance on third party licensors;
•our ability to obtain additional patent protection for our product and product candidates;
•our dependence on third parties in the conduct of our clinical trials and for the manufacture of Phexxi and our product candidates;
•our ability to expand our organization to accommodate potential growth; and
•our ability to retain and attract key personnel.
To date, only one of our products, Phexxi vaginal gel, has been approved by the FDA for marketing in the United States. Our other current product candidates are investigational and have not been submitted to or approved by the FDA, and neither Phexxi nor our other product candidates have been approved by the European Medicines Agency or any other regulatory authority anywhere else in the world.
Given the risks, uncertainties and other important factors relating to our business, you should not place undue reliance on these forward-looking statements. You should carefully read this prospectus, the accompanying base prospectus and any prospectus supplement, together with the information incorporated herein and therein by reference as described under the heading “Where You Can Find More Information,” completely and with the understanding that our actual future results may be materially different from what we expect.
These forward-looking statements represent our estimates and assumptions only as of the date made. Any such forward looking statements are not guarantees of future performance and actual results, developments and business decisions may differ from those contemplated by such forward looking statements. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially. We undertake no duty to update these forward-looking statements after the date of this prospectus, except as required by law, even though our situation may change in the future. You should carefully consider other information set forth in reports or other documents that we file with the SEC. We qualify all of our forward-looking statements by these cautionary statements.

USE OF PROCEEDS
Unless otherwise indicated in the applicable prospectus supplement, we intend to use any net proceeds from the sale of securities under this prospectus to fund activities relating to the development and commercialization of our product candidates, sales of our approved product, and for other general corporate purposes, including, but not limited to, working capital, capital expenditures, investments, acquisitions, should we choose to pursue any, and collaborations. We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds, if any, we receive in connection with securities offered pursuant to this prospectus for any purpose. Pending application of the net proceeds as described above, we may initially invest the net proceeds in short-term, investment-grade, interest-bearing securities or apply them to the reduction of short-term indebtedness.

PLAN OF DISTRIBUTION
The securities covered by this prospectus may be sold from time to time, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change or at negotiated prices, by a variety of methods including the following:
•in the over-the-counter market;
•in privately negotiated transactions;
•through broker-dealers, who may act as agents or principals;
•through one or more underwriters on a firm commitment or best-efforts basis;
•in a block trade in which a broker-dealer will attempt to sell a block of securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•directly to one or more purchasers;
•through agents;
•in “at the market offerings” to or through a market maker or into an existing trading market, or a securities exchange or otherwise; or
•in any combination of the above.

In effecting sales, brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Broker-dealer transactions may include:
•purchases of the securities by a broker-dealer as principal and resales of the securities by the broker-dealer for its account pursuant to this prospectus;
•ordinary brokerage transactions; or
•transactions in which the broker-dealer solicits purchasers on a best efforts basis.

We may change the price of the securities offered from time to time.
Offers to purchase securities may be solicited directly by us and the sale thereof may be made by us directly to institutional investors or others. In this case, no underwriters or agents would be involved. We may use electronic media, including the Internet, to sell offered securities directly.
We, or agents designated by us, may directly solicit, from time to time, offers to purchase the securities. Any such agent may be deemed to be an underwriter as that term is defined in the Securities Act. We will name any agents involved in the offer or sale of the securities and describe any commissions payable by us to these agents in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, these agents will be acting on a best efforts basis for the period of their appointment. The agents may be entitled under agreements which may be entered into with us to indemnification by us against specific civil liabilities, including liabilities under the Securities Act. The agents may also be our customers or may engage in transactions with or perform services for us in the ordinary course of business.
If we utilize any underwriters in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement with those underwriters at the time of sale to them. We will set forth the names of these underwriters and the terms of the transaction in the prospectus supplement, which will be used by the underwriters to make resales of the securities in respect of which this prospectus is delivered to the public. We may indemnify the underwriters under the relevant underwriting agreement against specific liabilities, including liabilities under the Securities Act. The underwriters or their affiliates may be customers of, may engage in transactions with and may perform services for us or our affiliates in the ordinary course of business.
If we utilize a dealer in the sale of the securities in respect of which this prospectus is delivered, we will sell those securities to the dealer, as principal. The dealer may then resell those securities to the public at varying prices to be determined by the dealer at the time of resale. We may indemnify the dealers against specific liabilities, including liabilities under the Securities Act. The dealers or their affiliates may also be our customers or may engage in transactions with, or perform services for us in the ordinary course of business.
We may offer the common stock covered by this prospectus into an existing trading market on the terms described in the prospectus supplement relating thereto. Underwriters, dealers and agents who participate in any at-the-market offerings will be described in the prospectus supplement relating thereto.
A prospectus and accompanying prospectus supplement in electronic form may be made available on the web sites maintained by the underwriters. The underwriters may agree to allocate a number of securities for sale to their online brokerage account holders. Such allocations of securities for internet distributions will be made on the same basis as other allocations. In addition, securities may be sold by the underwriters to securities dealers who resell securities to online brokerage account holders.
To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. The place and time of delivery for the securities in respect of which this prospectus is delivered will be set forth in the accompanying prospectus supplement.
In connection with offerings of securities under the registration statement of which this prospectus forms a part and in compliance with applicable law, underwriters, brokers or dealers may engage in transactions that stabilize or maintain the market price of the securities at levels above those that might otherwise prevail in the open market. Specifically, underwriters, brokers or dealers may over-allot in connection with offerings, creating a short position in the securities for their own accounts. For the purpose of covering a syndicate short position or stabilizing the price of the securities, the underwriters, brokers or dealers may place bids for the securities or effect purchases of the securities in the open market. Finally, the underwriters may impose a penalty whereby selling concessions allowed to syndicate members or other brokers or dealers for distribution of the securities in offerings may be reclaimed by the syndicate if the syndicate repurchases previously distributed securities in transactions to cover short positions, in stabilization transactions or otherwise. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market, and, if commenced, may be discontinued at any time.

DESCRIPTION OF CAPITAL STOCK
The following description of our common stock and preferred stock summarizes the material terms and provisions of our common stock and the preferred stock. For the complete terms of our common stock and preferred stock, please refer to our amended and restated certificate of incorporation and our amended and restated bylaws, each as amended to date, that are incorporated by reference into the registration statement of which this prospectus is a part. The terms of our capital stock may also be affected by the Delaware General Corporation Law (the “DGCL”). The summary below is qualified in its entirety by reference to our amended and restated certificate of incorporation and amended and restated bylaws, as in effect at the time of any offering of securities under this prospectus.
General
Our amended and restated certificate of incorporation authorizes us to issue up to 300,000,000 shares of common stock, $0.0001 par value per share, and 5,000,000 shares of preferred stock, $0.0001 par value per share.
Common Stock
Voting
Each holder of our common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Our amended and restated certificate of incorporation and amended and restated bylaws do not provide for cumulative voting rights. Because of this absence of cumulative voting, the holders of a majority of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they should so choose.
Dividends
Subject to preferences that may be applicable to any then outstanding preferred stock, holders of common stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by our board of directors (our “Board of Directors”) out of legally available funds.
Liquidation
In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preferences that may be granted to the holders of any then outstanding shares of preferred stock.
Rights and Preferences
Holders of common stock have no preemptive, conversion or subscription rights, and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences, and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock, which we may designate and issue in the future.
Fully-paid
All of the outstanding shares of our common stock are, and the shares of common stock issued upon the conversion of any securities convertible into our common stock will be, fully paid and non-assessable. The shares of common stock offered by this prospectus or upon the conversion of any preferred stock or debt securities or exercise of any warrants offered pursuant to this prospectus, when issued and paid for, will also be, fully paid and non-assessable.
Stock Exchange Listing
Our common stock is listed on The Nasdaq Capital Market under the symbol “EVFM.”
Preferred Stock
Our Board of Directors has the authority, without further action by the stockholders, to issue up to 5,000,000 shares of preferred stock in one or more series and:
•to establish from time to time the number of shares to be included in each such series;
•to fix the rights, preferences and privileges of the shares of each wholly unissued series and any qualifications, limitations or restrictions thereon; and
•to increase or decrease the number of authorized shares of any such series (but not below the number of shares of such series then outstanding).

Our Board of Directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. In connection with the

Company’s prior entry into a rights agreement (the “Rights Agreement”) with Philadelphia Stock Transfer, as rights agent, the Board approved a certificate of designation setting forth the rights, preferences and limitations of 1,000,000 shares of Series A Preferred Stock. This certificate was filed with the Secretary of State of the State of Delaware on March 24, 2020. The Rights Agreement expired in accordance with its terms on March 24, 2021, and no shares of Series A Preferred Stock were ever issued. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, delay, defer or prevent a change of control of the Company and may adversely affect the market price of the common stock and the voting and other rights of the holders of common stock. We have no current plans to issue any shares of preferred stock.
If we offer a specific series of preferred stock under this prospectus, we will describe the terms of the preferred stock in the prospectus supplement for such offering and will file a copy of the restated certificate establishing the terms of the preferred stock with the SEC. To the extent required, this description will include:
•the title and stated value;
•the number of shares offered, the liquidation preference, if any, per share and the purchase price;
•the dividend rate(s), period(s) and/or payment date(s), or method(s) of calculation for such dividends;
•whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;
•the procedures for any auction and remarketing, if any;
•the provisions for a sinking fund, if any;
•the provisions for redemption, if applicable;
•any listing of the preferred stock on any securities exchange or market;
•whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price (or how it will be calculated) and conversion period;
•whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price (or how it will be calculated) and exchange period;
•voting rights, if any, of the preferred stock;
•a discussion of any material and/or special United States federal income tax considerations applicable to the preferred stock;
•the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company; and
•any material limitations on issuance of any class or series of preferred stock ranking pari passu with or senior to the series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the Company.

Registration Rights Agreements
On January 17, 2018, in connection with the Merger, we entered into a registration rights agreement with certain of our stockholders, including funds managed by Invesco Ltd., discretionary investment funds managed by Woodford Investment Management as discretionary investment manager, and funds managed by Domain Partners VII, L.P. Pursuant to the registration rights agreement, we were required to file a registration statement with respect to shares of our capital stock, (the “Registrable Securities”), held by the stockholders who are party to this agreement. Subject to limited exceptions, we are required to maintain the effectiveness of this registration statement until the Registrable Securities covered by this registration have been disposed of or are no longer Registrable Securities. In addition, the rights holders have the right to demand we effect the registration of any or all the Registrable Securities and/or effectuate the distribution of any or all their Registrable Securities subject to certain exceptions and limitations. The rights holders also have customary piggyback registration rights, subject to the limitations set forth in the registration rights agreement. In connection with these obligations, we filed a registration statement on Form S-3 (No. 333-223731) on March 16, 2018 and amended on March 27, 2018, which was declared effective on April 3, 2018.
On April 10, 2019, in connection with a securities purchase agreement and private placement (the “2019 Private Placement”), we entered into a registration rights agreement with PDL BioPharma, Inc., a Delaware corporation, funds discretionally managed by Invesco Asset Management Ltd. and funds managed by Woodford Investment Management Limited. Pursuant to the registration rights agreement, we were required to (i) file a registration statement with the SEC within 30 days following the first closing of the 2019 Private Placement (the “First Closing”) registering for resale the shares of our common stock issued in the First Closing and the shares of our common stock issuable upon exercise of the warrants issued in the First Closing (the “First Closing Registration Statement”), (ii) use our commercially reasonable efforts to have the First Closing Registration Statement declared effective, (iii) file a registration statement with the SEC within 30 days following the second closing of the 2019

Private Placement (the “Second Closing”) registering for resale the shares of our common stock issued in the Second Closing and the shares of our common stock issuable upon exercise of the warrants issued in the Second Closing (the “Second Closing Registration Statement”), (iv) use our commercially reasonable efforts to have the Second Closing Registration Statement declared effective and (v) maintain the effectiveness of the First Closing Registration Statement and Second Closing Registration Statement until all registrable securities have been sold or may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 under the Securities Act.
The registration rights agreement contains customary terms and conditions for transactions of this type, and includes liquidated damages penalties in the event that we fail to satisfy or maintain the specified filing and effectiveness time periods in the registration rights agreement.
In connection with these obligations, we filed a registration statement on Form S-3 (No. 333-231126) on April 30, 2019 which was declared effective on May 7, 2019, and filed a registration statement on Form S-3 (No. 333-232303) on June 24, 2019 which was declared effective on July 2, 2019.
On April 23, 2020, we entered into a securities purchase and security agreement with certain institutional investors and their designated agent pursuant to which we issued and sold to these purchasers convertible senior secured promissory notes in an aggregate principal amount of up to $25.0 million and warrants to purchase shares of our common stock. These purchasers may require us to enter into a registration rights agreement pursuant to which we would grant these purchasers certain demand resale registration rights with respect to the common stock issuable upon conversion of their notes and warrants. The rights under the registration rights agreement will terminate upon the earlier of the tenth anniversary of the date of the agreement or automatically once all applicable registrable securities (i) have been sold pursuant to an effective registration statement, (ii) have been sold by these purchasers pursuant to Rule 144 under the Securities Act or (iii) may be resold by these purchasers without limitations as to volume or manner-of-sale restrictions pursuant to Rule 144 under the Securities Act.
On October 14, 2020, in connection with a securities purchase agreement and private placement of convertible promissory notes, we entered into a registration rights agreement with Adjuvant Global Health Technology Fund, L.P., and Adjuvant Global Health Technology Fund DE, L.P. Pursuant to the registration rights agreement, we are required to file a registration statement with the SEC within 30 days following the conversion of notes purchased in the private placement with an outstanding balance of at least $5 million registering for resale the shares of our common stock issued upon conversion of these notes. Subject to limited exceptions, we are required to use our commercially reasonable efforts to have this registration statement declared effective, and to maintain the effectiveness of this registration statement until all applicable registrable securities have been sold or may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 under the Securities Act.
Possible Anti-Takeover Effects of Delaware Law and Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws
Provisions of the DGCL and our amended and restated certificate of incorporation and amended and restated bylaws could make it more difficult to acquire the Company by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, are expected to discourage certain types of coercive takeover practices and takeover bids that our Board of Directors may consider inadequate and to encourage persons seeking to acquire control of the company to first negotiate with our Board of Directors. We believe that the benefits of increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure the company outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.
Classified Board
Our amended and restated certificate of incorporation and our amended and restated bylaws provide that our Board of Directors is divided into three classes. The directors designated as Class I directors have terms that will expire at the annual meeting of stockholders in 2021. The directors designated as Class II directors will have terms expiring at the annual meeting of stockholders in 2022, and the directors designated as Class III directors will have terms expiring at the annual meeting of stockholders in 2023. Directors for each class will be elected at the annual meeting of stockholders held in the year in which the term for that class expires and thereafter will serve for a term of three years. At any meeting of stockholders for the election of directors at which a quorum is present, the election will be determined by a plurality of the votes cast by the stockholders entitled to vote at the election. Under the classified board provisions, it would take at least two elections of directors for any individual or group to gain control of our Board of Directors. Accordingly, these provisions could discourage a third party from initiating a proxy contest, making a tender offer or otherwise attempting to gain control of the Company.

Removal of Directors
Our amended and restated bylaws provide that our stockholders may only remove our directors with cause, as defined in the amended and restated bylaws.
Amendment
Our amended and restated certificate of incorporation and our amended and restated bylaws provide that the affirmative vote of the holders of at least 80% of our voting stock then outstanding is required to amend certain provisions relating to the number, term, election and removal of our directors, stockholder notice procedures, the calling of special meetings of stockholders and the indemnification of directors.
Size of Board and Vacancies
Our amended and restated bylaws provide that the number of directors on our Board of Directors is fixed exclusively by our Board of Directors. Newly created directorships resulting from any increase in our authorized number of directors will be filled by a majority of the members of our Board of Directors then in office, provided that a majority of the entire Board of Directors, or a quorum, is present and any vacancies in our Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause will be filled generally by the majority vote of our remaining directors in office, even if less than a quorum is present.
Special Stockholder Meetings
Our amended and restated certificate of incorporation provides that only the Chairman of our Board of Directors, our Chief Executive Officer or our Board of Directors pursuant to a resolution adopted by a majority of the total number of directors it would have if there were no vacancies may call special meetings of our stockholders.
Stockholder Action by Unanimous Written Consent
Our amended and restated certificate of incorporation expressly eliminates the right of our stockholders to act by written consent other than by unanimous written consent.
Requirements for Advance Notification of Stockholder Nominations and Proposals
Our amended and restated bylaws provide advance notice procedures with respect to stockholder proposals and nomination of candidates for election as directors other than nominations made by or at the direction of our Board of Directors or a committee of our Board of Directors.
No Cumulative Voting
The DGCL provides that stockholders are denied the right to cumulate votes in the election of directors unless our certificate of incorporation provides otherwise. Our amended and restated certificate of incorporation does not provide for cumulative voting.
Undesignated Preferred Stock
The authority that is possessed by our Board of Directors to issue preferred stock could potentially be used to discourage attempts by third parties to obtain control of the company through a merger, tender offer, proxy contest, or otherwise by making it more difficult or more costly to obtain control of the company. Our Board of Directors may issue preferred stock with voting rights or conversion rights that, if exercised, could adversely affect the voting power of the holders of common stock.
Authorized but Unissued Shares
Our authorized but unissued shares of common stock and preferred stock will be available for future issuance without stockholder approval. We may use additional shares for a variety of purposes, including future public offerings to raise additional capital, to fund acquisitions and as employee compensation. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise.
The above provisions may deter a hostile takeover or delay a change in control or management of the Company.
Transfer Agent and Registrar
The transfer agent and registrar for our capital stock is Philadelphia Stock Transfer, Inc. The transfer agent and the registrar’s address is 2320 Haverford Road, Suite 230, Ardmore, Pennsylvania 19003.

DESCRIPTION OF DEBT SECURITIES
The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer pursuant to this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any debt securities offered under such prospectus supplement may differ from the terms we describe below, and to the extent the terms set forth in a prospectus supplement differ from the terms described below, the terms set forth in the prospectus supplement shall control.
We may sell from time to time, in one or more offerings under this prospectus, debt securities, which may be senior or subordinated. We will issue any such senior debt securities under a senior indenture that we will enter into with a trustee to be named in the senior indenture. We will issue any such subordinated debt securities under a subordinated indenture, which we will enter into with a trustee to be named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement, of which this prospectus is a part. We use the term “indentures” to refer to either the senior indenture or the subordinated indenture, as applicable. The indentures will be qualified under the Trust Indenture Act of 1939, as in effect on the date of the indenture (the “Trust Indenture Act”). We use the term “debenture trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.
The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities.
General
Each indenture provides that debt securities may be issued from time to time in one or more series and may be denominated and payable in foreign currencies or units based on or relating to foreign currencies. Neither indenture limits the amount of debt securities that may be issued thereunder, and each indenture provides that the specific terms of any series of debt securities shall be set forth in, or determined pursuant to, an authorizing resolution and/or a supplemental indenture, if any, relating to such series.
We will describe in each prospectus supplement the following terms relating to a series of debt securities:
•the title or designation;
•the aggregate principal amount and any limit on the amount that may be issued;
•the currency or units based on or relating to currencies in which debt securities of such series are denominated and the currency or units in which principal or interest or both will or may be payable;
•whether we will issue the series of debt securities in global form, the terms of any global securities and who the depositary will be;
•the maturity date and the date or dates on which principal will be payable;
•the interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the date or dates interest will be payable and the record dates for interest payment dates or the method for determining such dates;
•whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;
•the terms of the subordination of any series of subordinated debt;
•the place or places where payments will be payable;
•our right, if any, to defer payment of interest and the maximum length of any such deferral period;
•the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional redemption provisions;
•the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;
•whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;
•whether we will be restricted from incurring any additional indebtedness;
•a discussion of any material or special United States federal income tax considerations applicable to a series of debt securities;
•the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof; and
•any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.
Conversion or Exchange Rights
We will set forth in the prospectus supplement the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.
Consolidation, Merger or Sale; No Protection in Event of a Change of Control or Highly Leveraged Transaction
The indentures do not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate.
Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change of control or in the event of a highly leveraged transaction (whether or not such transaction results in a change of control), which could adversely affect holders of debt securities.
Events of Default Under the Indenture
The following are events of default under the indentures with respect to any series of debt securities that we may issue:
•if we fail to pay interest when due and our failure continues for 90 days and the time for payment has not been extended or deferred;
•if we fail to pay the principal, or premium, if any, when due and the time for payment has not been extended or delayed;
•if we fail to observe or perform any other covenant set forth in the debt securities of such series or the applicable indentures, other than a covenant specifically relating to and for the benefit of holders of another series of debt securities, and our failure continues for 90 days after we receive written notice from the debenture trustee or holders of not less than a majority in aggregate principal amount of the outstanding debt securities of the applicable series; and
•if specified events of bankruptcy, insolvency or reorganization occur as to us.
No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of an event of default may constitute an event of default under any bank credit agreements we may have in existence from time to time. In addition, the occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.
If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than a majority in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the debenture trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and premium and accrued and unpaid interest, if any, on all debt securities of that series. Before a judgment or decree for payment of the money due has been obtained with respect to debt securities of any series, the holders of a majority in principal amount of the outstanding debt securities of that series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal, premium, if any, and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the applicable indenture (including payments or deposits in respect of principal, premium or interest that had become due other than as a result of such acceleration). We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:
•the direction so given by the holder is not in conflict with any law or the applicable indenture; and
•subject to its duties under the Trust Indenture Act, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.
A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:
•the holder previously has given written notice to the debenture trustee of a continuing event of default with respect to that series;
•the holders of at least a majority in aggregate principal amount of the outstanding debt securities of that series have made a written request, and such holders have offered reasonable indemnity to the debenture trustee to institute the proceeding as trustee; and
•the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series (or at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) other conflicting directions within 60 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.
We will periodically file statements with the applicable debenture trustee regarding our compliance with specified covenants in the applicable indenture.
Modification of Indenture; Waiver
The debenture trustee and we may change the applicable indenture without the consent of any holders with respect to specific matters, including:
•to fix any ambiguity, defect or inconsistency in the indenture; and
•to change anything that does not materially adversely affect the interests of any holder of debt securities of any series issued pursuant to such indenture.
In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) that is affected. However, the debenture trustee and we may make the following changes only with the consent of each holder of any outstanding debt securities affected:
•extending the fixed maturity of the series of debt securities;
•reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption of any debt securities;
•reducing the principal amount of discount securities payable upon acceleration of maturity;
•making the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security; or
•reducing the percentage of debt securities, the holders of which are required to consent to any amendment or waiver.
Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series or in respect of a covenant or provision, which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.
Discharge
Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:
•transfer or exchange debt securities of the series;
•replace stolen, lost or mutilated debt securities of the series;
•maintain paying agencies;
•hold monies for payment in trust;
•compensate and indemnify the trustee; and
•appoint any successor trustee.
In order to exercise our rights to be discharged with respect to a series, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, the premium, if any, and interest on, the debt securities of the series on the dates payments are due.
Form, Exchange, and Transfer
We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series.
At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.
Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange or in the applicable indenture, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.
We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.
If we elect to redeem the debt securities of any series, we will not be required to:
•issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or
•register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee
The debenture trustee, other than during the occurrence and continuance of an event of default under the applicable indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee under such indenture must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents
Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.
We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check which we will mail to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the debenture trustee in the City of San Diego as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.
All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.
Governing Law
The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.
Subordination of Subordinated Debt Securities
Our obligations pursuant to any subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of senior indebtedness we may incur. It also does not limit us from issuing any other secured or unsecured debt.

DESCRIPTION OF WARRANTS
General
We may issue warrants to purchase shares of our common stock, preferred stock and/or debt securities in one or more series together with other securities or separately, as described in the applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the warrant agreements and the prospectus supplement relating to the warrants.
The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:
•the specific designation and aggregate number of, and the price at which we will issue, the warrants;
•the currency or currency units in which the offering price, if any, and the exercise price are payable;
•the designation, amount and terms of the securities purchasable upon exercise of the warrants;
•if applicable, the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise of the warrants;
•if applicable, the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise, and a description of that series of our preferred stock;
•if applicable, the exercise price for our debt securities, the amount of debt securities to be received upon exercise, and a description of that series of debt securities;
•the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;
•whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;
•any applicable material United States federal income tax consequences;
•the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;
•the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;
•if applicable, the date from and after which the warrants and the common stock, preferred stock and/or debt securities will be separately transferable;
•if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;
•information with respect to book-entry procedures, if any;
•the anti-dilution provisions of the warrants, if any;
•any redemption or call provisions;
•whether the warrants may be sold separately or with other securities as parts of units; and
•any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Transfer Agent and Registrar
The transfer agent and registrar for any warrants will be set forth in the applicable prospectus supplement.

DESCRIPTION OF RIGHTS
General
We may issue rights to our stockholders to purchase shares of our common stock, preferred stock or the other securities described in this prospectus. We may offer rights separately or together with one or more additional rights, debt securities, preferred stock, common stock, warrants or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the rights to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the rights, rights agreement or rights certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable rights agreement and rights certificate for additional information before you decide whether to purchase any of our rights. We will provide in a prospectus supplement the following terms of the rights being issued:
•the date of determining the stockholders entitled to the rights distribution;
•the aggregate number of shares of common stock, preferred stock or other securities purchasable upon exercise of the rights;
•the exercise price;
•the aggregate number of rights issued;
•whether the rights are transferrable and the date, if any, on and after which the rights may be separately transferred;
•the date on which the right to exercise the rights will commence, and the date on which the right to exercise the rights will expire;
•the method by which holders of rights will be entitled to exercise;
•the conditions to the completion of the offering, if any;
•the withdrawal, termination and cancellation rights, if any;
•whether there are any backstop or standby purchaser or purchasers and the terms of their commitment, if any;
•whether stockholders are entitled to oversubscription rights, if any;
•any applicable material United States federal income tax considerations; and
•any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights, as applicable.

Each right will entitle the holder of rights to purchase for cash the principal amount of shares of common stock, preferred stock or other securities at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement.
Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock, preferred stock or other securities, as applicable, purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.
Rights Agent
The rights agent for any rights we offer will be set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS
The following description, together with the additional information that we include in any applicable prospectus supplements summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.
We will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus, as well as any related free writing prospectuses and the complete unit agreement and any supplemental agreements that contain the terms of the units.
General
We may issue units consisting of common stock, preferred stock, one or more debt securities, warrants or rights for the purchase of common stock, preferred stock and/or debt securities in one or more series, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.
We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:
•the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•any provisions of the governing unit agreement that differ from those described below; and
•any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those set forth in any prospectus supplement or as described under “Description of Capital Stock,” “Description of Debt Securities,” “Description of Warrants” and “Description of Rights” will apply to each unit, as applicable, and to any common stock, preferred stock, debt security, warrant or right included in each unit, as applicable.
Unit Agent
The name and address of the unit agent, if any, for any units we offer will be set forth in the applicable prospectus supplement.
Issuance in Series
We may issue units in such amounts and in such numerous distinct series as we determine.
Enforceability of Rights by Holders of Units
Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

LEGAL MATTERS
Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., San Diego, California, will pass upon the validity of the issuance of the securities to be offered by this prospectus. Additional legal matters may be passed upon for us or any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS
The financial statements incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You should rely only on the information contained in this prospectus or incorporated by reference. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus.
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy statements and other information regarding issuers that file electronically with the SEC, including Evofem. The address of the SEC website is www.sec.gov.
We also maintain a website at www.evofem.com, through which you can access our SEC filings. Information contained in or accessible through our website does not constitute a part of this prospectus.

INCORPORATION OF DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The documents incorporated by reference into this prospectus supplement contain important information that you should read about us and any investment in our securities.
The following documents are incorporated by reference into this prospectus supplement:
•Our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 4, 2021;
•Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 filed with the SEC on May, 06, 2021;
•Our Current Reports on Form 8-K filed with the SEC on May 19, 2021, May 12, 2021, and March 25, 2021 (except for the information furnished under Items 2.02 or 7.01);
•All other reports filed by us pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to above (in each case, except for the information furnished under Items 2.02 or 7.01 in any Current Report on Form 8-K); and
•The description of our common stock contained in our Registration Statement on Form 8-A initially filed on November 18, 2014, including any amendment or report filed for the purpose of updating such description.
Unless otherwise noted, the SEC file number for each of the documents listed above is 001-36754.
We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of such registration statement and all documents that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus but prior to the termination of the offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.
Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this document will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes the statement.
You may request, orally or in writing, a copy of any or all of the documents incorporated herein by reference. These documents will be provided to you at no cost, by contacting: Evofem Biosciences, Inc., Attn: Investor Relations, 12400 High Bluff Drive, Suite 600, San Diego, California 92130. In addition, copies of any or all of the documents incorporated herein by reference may be accessed at our website at http://www.evofem.com. The information on such website is not incorporated by reference and is not a part of this prospectus.
You should rely only on information contained in, or incorporated by reference into, this prospectus and any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

22,665,000 Shares of Common Stock
Pre-Funded Warrants to Purchase 12,835,000 Shares of Common Stock
Warrants to Purchase 71,000,000 Shares of Common Stock

PROSPECTUS SUPPLEMENT
Sole Book-Running Manager

Piper Sandler

..........May 20, 2022